AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 26, 2008

Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PUBLIC SERVICE ELECTRIC
AND GAS COMPANY
(Exact name of registrant
as specified in charter)

NEW JERSEY	22-1212800
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

80 PARK PLAZA
P.O. BOX 570
NEWARK, NEW JERSEY 07101-0570
(973) 430-7000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

THOMAS M. O’FLYNN
EXECUTIVE VICE PRESIDENT AND
CHIEF FINANCIAL OFFICER
80 PARK PLAZA
P.O. BOX 570
NEWARK, NEW JERSEY 07101-0570
(973) 430-7000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

WITH COPIES TO:
JAMES T. FORAN, ESQUIRE	HOWARD G. GODWIN, JR., ESQUIRE
GENERAL CORPORATE COUNSEL	SIDLEY AUSTIN LLP
80 PARK PLAZA	787 SEVENTH AVENUE
P.O. BOX 570	NEW YORK, NEW YORK 10019
NEWARK, NEW JERSEY 07101-0570

(continued on following page)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

From time to time after the Registration Statement becomes effective, as determined by market conditions and other factors.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |X|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. |X|

     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. |_|

     Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of ‘‘large accelerated filer,’’ ‘‘accelerated filer’’ and ‘‘smaller reporting company’’ in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	|_|	Accelerated filer	|_|
Non-accelerated filer	|X|	Smaller reporting company	|_|
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee(1)

Cumulative Preferred Stock

First and Refunding Mortgage Bonds

Secured Medium-Term Notes

Senior Debt Securities

Total

(1)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on conversion or exchange of other securities. Pursuant to Rule 457(p) under the Securities Act of 1933, as amended, $31,675 of the filing fees previously paid with respect to the Registrant’s Registration Statement No. 333-115100, originally filed on May 3, 2004, relate to securities which remain unsold as of this date and is being offset against registration fees to become due under all offerings that may hereinafter be made under this Registration Statement. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the Registrant is deferring payment of all other registration fees that may subsequently be payable following application of the above-referenced pre-paid filing fees.

EXPLANATORY NOTE

This Registration Statement contains the following three separate prospectuses:

     1. A form of prospectus to be used in connection with offerings by Public Service Electric and Gas Company of its Cumulative Preferred Stock.

     2. A form of prospectus to be used in connection with offerings by Public Service Electric and Gas Company of its First and Refunding Mortgage Bonds and Secured Medium-Term Notes.

     3. A form of prospectus to be used in connection with offerings by Public Service Electric and Gas Company of its Senior Debt Securities.

PROSPECTUS

Public Service Electric and Gas Company
80 Park Plaza, P.O. Box 570
Newark, New Jersey 07101-0570
(973) 430-7000

Cumulative Preferred Stock

     We may offer from time to time, together or separately, one or more series of our Cumulative Preferred Stock.

     When a particular series of Cumulative Preferred Stock is offered, we will prepare a prospectus supplement setting forth the particular terms of the offered securities. You should read this prospectus and any prospectus supplement carefully before you make any decision to invest in any securities that may be offered.

     The Cumulative Preferred Stock may be offered in amounts, at initial offering prices and on terms to be determined at the time of offering.

     We will sell the Cumulative Preferred Stock as set forth in the “Plan of Distribution” in this prospectus or in accordance with the procedures set forth in any applicable prospectus supplement.

     This prospectus may not be used to consummate sales of the Cumulative Preferred Stock without the delivery of one or more prospectus supplements.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

     Investing in our Cumulative Preferred Stock involves risks. You should carefully consider the information in the section entitled “Risk Factors” contained in our most recently filed Annual Report on Form 10-K and our other periodic reports filed with the Securities and Exchange Commission and incorporated by reference into this prospectus before you invest in our Cumulative Preferred Stock.

The date of this prospectus is November 26, 2008.

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ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, we may, from time to time, sell the securities described in this prospectus or combinations thereof in one or more offerings of one or more series.

     This prospectus provides a general description of the Cumulative Preferred Stock we may offer. Each time we sell Cumulative Preferred Stock, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

     In this prospectus, unless the context indicates otherwise, the words and terms “PSE&G,” “Company,” “we,” “our,” “ours” and “us” refer to Public Service Electric and Gas Company and its consolidated subsidiaries.

     We may use this prospectus to offer our Cumulative Preferred Stock from time to time.

     We sometimes refer to our Cumulative Preferred Stock that may be offered under this prospectus as the “Securities.”

     We believe that we have included or incorporated by reference all information material to investors in this prospectus, but certain details that may be important for specific investment purposes have not been included. For more detailed information about the Securities, you should read the exhibits filed with or incorporated by reference into the registration statement.

WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports and other information with the SEC. Our filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov, as well as at our web site at www.pseg.com. You may read and copy any material on file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

     You may also inspect these documents at the New York Stock Exchange, Inc., where certain of our previously issued securities are listed.

     The SEC allows us to “incorporate by reference” documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference or deemed incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will be deemed to automatically update and supersede this incorporated information. We incorporate by reference the information in the documents listed below that has been filed with the SEC and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except for current reports on Form 8-K containing only disclosure furnished under Item 2.02 or 7.01 of Form 8-K and exhibits relating to such disclosure, unless otherwise specifically stated in the Form 8-K, prior to the termination of any particular offering of Securities.

  Our Annual Report on Form 10-K for the year ended December 31, 2007.

  Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008.

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     You can get a free copy of any of the documents incorporated by reference in this prospectus by making an oral or written request directed to:

Kathleen Lally
Vice President, Investor Relations
PSEG Services Corporation
80 Park Plaza, 6th Floor
Newark, NJ 07102
Telephone (973) 430-6565

     You should rely only on the information contained or incorporated by reference or deemed to be incorporated by reference in this prospectus or in the prospectus supplement or documents to which we otherwise refer you. We have not authorized anyone else to provide you with different or additional information. You should not rely on any other information or representations. Our results of operations, financial condition, business and prospects may change after this prospectus and the prospectus supplement are distributed to you. You should not assume that the information in this prospectus and the prospectus supplement is accurate as of any date other than the dates on the front of those documents. You should read all information supplementing this prospectus.

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FORWARD-LOOKING STATEMENTS

     This prospectus and any prospectus supplement, including the documents incorporated by reference or deemed to be incorporated by reference, include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this prospectus and any prospectus supplement and the documents incorporated by reference or deemed to be incorporated by reference that address activities, events or developments that we expect or anticipate will or may occur in the future, including such matters as our projections, future capital expenditures, business strategy, competitive strengths, goals, expansion, market and industry developments and the growth of our businesses and operations, are forward-looking statements. When used herein or in documents incorporated by reference or deemed to be incorporated by reference, the words “will,” “anticipate,” “intend,” “estimate,” “believe,” “expect,” “plan,” “hypothetical,” “potential,” “forecast,” “project,” and variations of such words and similar expressions are intended to identify forward-looking statements. These statements are based on assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances. However, actual results and developments may differ materially from our expectations and predictions due to a number of risks and uncertainties, many of which are beyond our control. Factors that could cause actual results to differ materially from those contemplated include, but are not limited, to:

  Adverse changes in energy industry, policies and regulation, including market rules that may adversely affect our operating results.

  Our inability to obtain adequate and timely rate relief and/or regulatory approvals from federal and/or state regulators.

  Changes in federal and/or state environmental regulations that could increase our costs.

  Any deterioration in our credit quality.

  Availability of the capital and credit markets at reasonable pricing terms and the ability to meet cash needs.

  Any inability to realize anticipated tax benefits or retain tax credits.

  Delays or cost escalations in our construction and development activities.

  Adverse capital market performance of our defined benefit plan trust funds.

  Changes in technology and/or increased customer conservation.

     Additional information concerning these factors is set forth under “Risk Factors.”

     Consequently, all of the forward-looking statements made in this prospectus and any prospectus supplement or in the documents incorporated by reference or deemed to be incorporated by reference are qualified by these cautionary statements and we cannot assure you that the results or developments anticipated by us will be realized or, even if realized, will have the expected consequences to or effects on us or our business, prospects, financial condition or results of operations. You should not place undue reliance on these forward-looking statements in making your investment decision to purchase our Cumulative Preferred Stock. Except as may be required by federal securities laws, we expressly disclaim any obligation or undertaking to release publicly any updates or revisions to these forward-looking statements to reflect events or circumstances that occur or arise or are anticipated to occur or arise after the date hereof. In making an investment decision regarding our Cumulative Preferred Stock, we are not making, and you should not infer, any representation about the likely existence of any particular future set of facts or circumstances.

     The forward-looking statements contained in this prospectus and the documents incorporated by reference or deemed to be incorporated by reference into this prospectus are intended to qualify for the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act.

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RISK FACTORS

     Your investment in the Cumulative Preferred Stock involves certain risks. In consultation with your own financial and legal advisers, you should carefully consider, among other matters, the discussion of risks in our most recently filed Annual Report on Form 10-K and our other periodic reports filed with the SEC and incorporated by reference into this prospectus and any discussion of risks that may be included in the applicable prospectus supplement and other information contained in the documents incorporated by reference or elsewhere in this prospectus, before deciding whether an investment in Cumulative Preferred Stock is suitable for you. Such factors could have a material adverse effect on our business, prospects, financial condition, results of operations or net cash flows and on the trading price of the Cumulative Preferred Stock. Such factors could affect actual results and cause our results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, us. See “Forward-Looking Statements.”

PUBLIC SERVICE ELECTRIC AND GAS COMPANY

     We are an operating public utility company engaged principally in the transportation, distribution and sale of electric energy and gas service in New Jersey. We currently supply electric energy and gas service in areas of New Jersey where approximately 5.5 million people, about 70% of the State’s population, reside. Our electric and gas service area is a corridor of approximately 2,600 square miles running diagonally across New Jersey from Bergen County in the northeast to an area below the City of Camden in the southwest. The greater portion of this area is served with both electricity and gas, but some parts are served with electricity only and other parts with gas only. As of December 31, 2007, we provided service to approximately 2.1 million electric customers and approximately 1.7 million gas customers. This heavily populated, commercialized and industrialized territory encompasses most of New Jersey’s largest municipalities, including its six largest cities—Newark, Jersey City, Paterson, Elizabeth, Trenton and Camden—in addition to approximately 300 suburban and rural communities. This service territory contains a diversified mix of commerce and industry, including major facilities of many corporations of national prominence. Our load requirements are almost evenly split among residential, commercial and industrial customers. We believe that we have all the franchises (including consents) necessary for our electric and gas distribution operations in the territory we serve. Such franchise rights are not exclusive.

     We are a New Jersey corporation and all of our common stock is owned by Public Service Enterprise Group Incorporated (PSEG). Our principal office is located at 80 Park Plaza, Newark, New Jersey 07102 and our telephone number is 973-430-7000.

Consolidated Ratios of Earnings to Fixed Charges and Preference Dividends

     Our consolidated ratios of earnings to fixed charges and preference dividends for each of the periods indicated are as follows:

		Years Ended December 31,

	Nine Months Ended September 30, 2008	2007	2006	2005	2004	2003

Ratios of Earnings to Fixed Charges
and Preference Dividend
Requirements(1)	2.78	2.86	2.25	2.65	2.59	1.93

(1)	The term Earnings shall be defined as pretax income from continuing operations. Add to pretax income the amount of fixed charges adjusted to exclude (a) the amount of any interest capitalized during the period, (b) the actual amount of any preferred securities dividend requirements of majority owned subsidiaries and (c) preferred stock dividends which were included in such fixed charges amount but not deducted in the determination of pre-tax income. Fixed Charges represent (a) interest, whether expensed or capitalized, (b) amortization of debt discount and premium expense, (c) an estimate of interest implicit in rentals and (d) preferred securities dividend requirements of majority owned subsidiaries and preferred stock dividends, increased to reflect the pre-tax earnings requirement for PSE&G.

     You can obtain additional information about us in the reports and other documents incorporated by reference in this prospectus. See “Where You Can Find More Information.”

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USE OF PROCEEDS

     Unless we state otherwise in the prospectus supplement, net proceeds from the sale of the Cumulative Preferred Stock will be added to our general funds and will be used for general corporate purposes, including the redemption or refunding of outstanding series of our Cumulative Preferred Stock or our outstanding indebtedness.

DESCRIPTION OF THE CUMULATIVE PREFERRED STOCK

     The following statement briefly summarizes certain provisions of Articles IV and V of our Restated Certificate of Incorporation, as amended, and as proposed to be amended to create a new series of Cumulative Preferred Stock, copies of which Restated Certificate of Incorporation and amendments thereto (hereinafter called the “Charter”), and the proposed amendment creating the Cumulative Preferred Stock, are filed as Exhibits 3-1a to 3-1f to the registration statement of which this prospectus is a part (the “Registration Statement”). For the complete text of such provisions reference is made to such exhibits, and to the particular Articles and Subdivisions of the Charter, hereinafter referred to, and the following statement is qualified in its entirety by such reference.

     The Charter authorizes the issuance of two classes of Cumulative Preferred Stock (hereinafter collectively called the “preferred stock”) consisting of 7,500,000 shares of Cumulative Preferred Stock having a par value of $100 per share (hereinafter called “Preferred Stock ($100 Par)”) and 10,000,000 shares of Cumulative Preferred Stock-$25 Par (hereinafter called “Preferred Stock-$25 Par”). All shares of Preferred Stock ($100 Par) and Preferred Stock-$25 Par which are redeemed by us are cancelled and, upon such cancellation, are restored to the status of authorized but unissued shares, not classified as to series. The Preferred Stock ($100 Par) and the Preferred Stock-$25 Par rank equally with respect to dividends and distribution of our assets upon liquidation or dissolution. All series of each class of preferred stock rank equally with all other series of the same class, and all series of the same class must be alike in all respects, except for variations and differences between series as to rate of dividends, redemption provisions, amounts payable upon liquidation or dissolution, any sinking fund and any conversion rights, all as determined by our Board of Directors. If any dividends or the amounts payable on liquidation or dissolution of PSE&G are not paid in full upon all shares of preferred stock, all shares of preferred stock shall participate ratably, as to the payment of dividends, in proportion to the sums which would be payable thereon if all dividends thereon were paid in full, and, in case of our liquidation or dissolution, in proportion to the sums which would be payable on such liquidation or dissolution if all sums payable thereon to holders of all shares of preferred stock were discharged in full.

     As of September 30, 2008, there were 795,234 shares of Preferred Stock ($100 Par) and no shares of Preferred Stock-$25 Par issued and outstanding.

Dividend Rights

     See the accompanying prospectus supplement.

     So long as any shares of preferred stock are outstanding, no dividend (other than dividends payable in shares of common stock) may be paid on or set apart for the common stock, nor may any shares of common stock be purchased, redeemed or otherwise acquired by us or any of our subsidiaries, unless (i) we are not in arrears in respect of any dividends on, or sinking fund for any series of, preferred stock; (ii) full dividends on all outstanding shares of preferred stock for the then current quarterly dividend period have been declared and set apart; and (iii) after giving effect to the payment of such dividend or such purchase, redemption or other acquisition, the capital represented by our common stock, plus our surplus, exceeds the aggregate of the amounts payable on our involuntary liquidation or dissolution in respect of all shares of preferred stock then outstanding.

     No dividends may be paid on our capital stock except out of our earned surplus.

Voting Rights

     If dividends upon any shares of preferred stock are in arrears in an amount at least equal to the annual dividend thereon, the holders of preferred stock, voting separately as a single class, are entitled to elect a majority of our Board of Directors. Such voting rights of the holders of preferred stock to elect directors shall

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continue until all accumulated and unpaid dividends thereon have been paid, whereupon all such voting rights shall cease, subject to being again revived from time to time. Stockholders of all classes, including holders of preferred stock when entitled to vote, are entitled to cumulative voting in the election of directors.

     Without the consent of the holders of two-thirds of the preferred stock then outstanding, voting as a single class, we may not issue preferred stock unless (1) our net earnings available for the payment of interest charges, after provisions for all taxes, for any 12 consecutive months out of the 15 preceding months, shall have been at least 1 1/2 times the aggregate of the annual interest requirements on our indebtedness to be outstanding immediately after the issuance of such shares and the annual dividend requirements on all preferred stock to be then outstanding, and (2) our capital represented by our common stock, plus our surplus, shall exceed the aggregate of the amounts payable on our involuntary liquidation or dissolution in respect of all shares of our preferred stock to be outstanding immediately after the issuance of such additional shares.

     When voting as a single class the holders of Preferred Stock ($100 Par) are entitled to one vote per share, and the holders of Preferred Stock-$25 Par are entitled to 1/4 vote per share.

     Without the consent of the holders of two-thirds of each class of outstanding preferred stock, we may not adopt any amendment to the Charter which would (1) create or authorize any class of stock ranking prior to or equally with such class as to dividends or distribution of assets on our liquidation or dissolution, or (2) adversely affect the rights or preferences of the holders of any shares of such class, provided that, if any such amendment adversely affects less than all series of such class, only the consent of the holders of two-thirds of each series so affected is required, and that no consent of the holders of either class of preferred stock is required to increase the amount of authorized preferred stock.

     Without the consent of the holders of a majority of each class of outstanding preferred stock, we may not consolidate or merge with or into any other corporation unless none of the rights or preferences of the holders of such class will be adversely affected thereby, and unless the corporation resulting therefrom will have outstanding immediately thereafter no stock, except the preferred stock, ranking prior to or equally with such class as to dividends or distribution of assets on our liquidation or dissolution.

     Except as otherwise required by law, the holders of our common stock have all other voting rights. PSEG is the owner of all of our outstanding common stock.

Liquidation Rights

     On our liquidation or dissolution (not including a consolidation or merger to which we are a party), before any payment or distribution is made to the holders of the common stock, the holder of each share of preferred stock of each series is entitled to be paid (1) if such liquidation or dissolution be involuntary, the par value thereof, or, (2) if such liquidation or dissolution be voluntary, the amount established by the Board of Directors in respect of the shares of such series, which in the case of each outstanding series is the optional redemption price then in effect, plus in each case an amount equal to all accumulated and unpaid dividends thereon to the date of such payment, whether or not such dividends shall have been earned or declared, and no more.

Redemption and Sinking Fund Provisions (if any)

     See the accompanying prospectus supplement for details of the redemption and sinking fund provisions (if any) applicable to the new Cumulative Preferred Stock.

Other Provisions

     The holders of preferred stock are not entitled to any pre-emptive or other subscription rights.

     The shares of the new Cumulative Preferred Stock, when duly issued and paid for, will be fully paid and non-assessable.

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PLAN OF DISTRIBUTION

     We may sell shares of the Cumulative Preferred Stock directly to purchasers or indirectly through underwriters, dealers or agents. The names of any such underwriters, dealers or agents will be set forth in the relevant prospectus supplement. We will also set forth in the relevant prospectus supplement:

  the terms of the offering of shares of the Cumulative Preferred Stock;

  the proceeds we will receive from the offering;

  any underwriting discounts and other items constituting underwriters’ compensation;

  any initial public offering price;

  any discounts or concessions allowed or reallowed or paid to dealers; and

  any securities exchanges on which we may list shares of the Cumulative Preferred Stock.

     We may distribute shares of the Cumulative Preferred Stock from time to time in one or more transactions at:

  a fixed price;

  prices that may be changed;

  market prices at the time of sale;

  prices related to prevailing market prices; or

  negotiated prices.

     We will describe the method of distribution in the relevant prospectus supplement.

     If we use underwriters with respect to an offering of shares of the Cumulative Preferred Stock, we will set forth in the relevant prospectus supplement:

  the name of the managing underwriter, if any;

  the name of any other underwriters; and

  the terms of the transaction, including any underwriting discounts and other items constituting compensation of the underwriters and dealers, if any.

     The underwriters will acquire any shares of the Cumulative Preferred Stock for their own accounts and they may resell the shares from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price and at varying prices determined at the time of sale.

     Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. We anticipate that any underwriting agreement pertaining to shares of the Cumulative Preferred Stock will:

  entitle the underwriters to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters may be required to make related to any such civil liability;

  subject the obligations of the underwriters to certain conditions precedent; and

  obligate the underwriters to purchase all shares of the Cumulative Preferred Stock offered in a particular offering if any such shares are purchased.

     If we use a dealer in an offering of shares of the Cumulative Preferred Stock, we will sell such shares to the dealer, as principal. The dealer may then resell the shares to the public at varying prices to be determined by such dealer at the time of resale. We will set forth the name of the dealer and the terms of the transaction in the prospectus supplement.

     If we use an agent in an offering of shares of the Cumulative Preferred Stock, we will name the agent and describe the terms of the agency in the relevant prospectus supplement. Unless we indicate otherwise in the prospectus supplement, we will require an agent to act on a best efforts basis for the period of its appointment.

     Dealers and agents named in a prospectus supplement may be considered underwriters of shares of the Cumulative Preferred Stock described in the prospectus supplement under the Securities Act. We may indemnify them against certain civil liabilities under the Securities Act.

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     In the ordinary course of business, we may engage in transactions with underwriters, dealers, agents and their affiliates and they may perform services for us.

     We may solicit offers to purchase shares of the Cumulative Preferred Stock and make sales directly to institutional investors or others who may be considered underwriters under the Securities Act with respect to such sales. We will describe the terms of any such offer in the relevant prospectus supplement. We may also sell the Cumulative Preferred Stock through competitive bidding procedures described in the relevant prospectus supplement.

     If we authorize underwriters or other agents to solicit offers to purchase shares of the Cumulative Preferred Stock from institutional investors pursuant to contracts providing for payment and delivery at a future date, we will indicate that we are doing so in the relevant prospectus supplement.

     Each series of Cumulative Preferred Stock will be a new issue and will have no established trading market. We may elect to list any series of new Cumulative Preferred Stock on an exchange, but unless we advise you differently in the prospectus supplement, we have no obligation to cause any shares of Cumulative Preferred Stock to be so listed. Any underwriters that purchase shares of Cumulative Preferred Stock for public offering and sale may make a market in the shares, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We make no assurance as to the liquidity of, or the development or maintenance of, any trading markets for shares of the Cumulative Preferred Stock.

LEGAL OPINIONS

     The legality of the Cumulative Preferred Stock will be passed on for us by James T. Foran, Esquire, our General Corporate Counsel, David P. Falck, Esquire, Senior Vice President — Law of our affiliate, PSEG Services Corporation (Services), or R. Edwin Selover, Esquire, our Executive Vice President and General Counsel. Sidley Austin LLP, New York, New York, will act as counsel for any underwriters, agents or dealers and may rely on the opinion of Mr. Foran, Mr. Falck or Mr. Selover as to matters of New Jersey law.

EXPERTS

     The consolidated financial statements and the related consolidated financial statement schedule, incorporated in this prospectus by reference from our Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and consolidated financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

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PROSPECTUS

Public Service Electric and Gas Company
80 Park Plaza, P.O. Box 570
Newark, New Jersey 07101-0570
(973) 430-7000

First and Refunding Mortgage Bonds
Secured Medium-Term Notes

     We may offer from time to time, together or separately, one or more series of our First and Refunding Mortgage Bonds and/or Secured Medium-Term Notes.

     When a particular series of First and Refunding Mortgage Bonds or Secured Medium-Term Notes is offered, we will prepare a prospectus supplement setting forth the particular terms of the offered securities. You should read this prospectus and any prospectus supplement carefully before you make any decision to invest in any securities that may be offered.

     The First and Refunding Mortgage Bonds and Secured Medium-Term Notes may be offered in amounts, at initial offering prices and on terms to be determined at the time of offering.

     We will sell the First and Refunding Mortgage Bonds and Secured Medium-Term Notes as set forth in the “Plan of Distribution” in this prospectus or in accordance with the procedures set forth in any applicable prospectus supplement.

     This prospectus may not be used to consummate sales of the securities without the delivery of one or more prospectus or pricing supplements.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

     Investing in our First and Refunding Mortgage Bonds or our Secured Medium-Term Notes involves risks. You should carefully consider the information in the section entitled “Risk Factors” contained in our most recently filed Annual Report on Form 10-K and our other periodic reports filed with the Securities and Exchange Commission and incorporated by reference into this prospectus before you invest in our First and Refunding Mortgage Bonds or our Secured Medium-Term Notes.

The date of this prospectus is November 26, 2008.

ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, we may, from time to time, sell the securities described in this prospectus or combinations thereof in one or more offerings of one or more series.

     This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

     In this prospectus, unless the context indicates otherwise, the words and terms “PSE&G,” “Company,” “we,” “our,” “ours” and “us” refer to Public Service Electric and Gas Company and its consolidated subsidiaries.

     We may use this prospectus to offer from time to time:

  our First and Refunding Mortgage Bonds (we refer to these Bonds and other Bonds issued or issuable under the Mortgage as (as defined herein) “Mortgage Bonds”); or

  our Secured Medium-Term Notes.

     We sometimes refer to our First and Refunding Mortgage Bonds and our Secured Medium-Term Notes that may be offered under this prospectus collectively as the “Securities.”

     We believe that we have included or incorporated by reference all information material to investors in this prospectus, but certain details that may be important for specific investment purposes have not been included. For more detailed information about the Securities, you should read the exhibits filed with or incorporated by reference into the registration statement.

WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports and other information with the SEC. Our filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov, as well as at our web site at www.pseg.com. You may read and copy any material on file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

     You may also inspect these documents at the New York Stock Exchange, Inc., where certain of our previously issued securities are listed.

     The SEC allows us to “incorporate by reference” documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference or deemed incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will be deemed to automatically update and supersede this incorporated information. We incorporate by reference the information in the documents listed below that has been filed with the SEC and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except for current reports on Form 8-K containing only disclosure furnished under Item 2.02 or 7.01 of Form 8-K and exhibits relating to such disclosure, unless otherwise specifically stated in the Form 8-K, prior to the termination of any particular offering of Securities.

  Our Annual Report on Form 10-K for the year ended December 31, 2007.

  Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008.

     You can get a free copy of any of the documents incorporated by reference in this prospectus by making an oral or written request directed to:

Kathleen Lally
Vice President, Investor Relations
PSEG Services Corporation
80 Park Plaza, 6th Floor
Newark, NJ 07102
Telephone (973) 430-6565

     You should rely only on the information contained or incorporated by reference or deemed to be incorporated by reference in this prospectus or in the prospectus supplement or documents to which we otherwise refer you. We have not authorized anyone else to provide you with different or additional information. You should not rely on any other information or representations. Our results of operations, financial condition, business and prospects may change after this prospectus and the prospectus supplement are distributed to you. You should not assume that the information in this prospectus and the prospectus supplement is accurate as of any date other than the dates on the front of those documents. You should read all information supplementing this prospectus.

FORWARD-LOOKING STATEMENTS

     This prospectus and any prospectus supplement, including the documents incorporated by reference or deemed to be incorporated by reference, include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this prospectus and any prospectus supplement and the documents incorporated by reference or deemed to be incorporated by reference that address activities, events or developments that we expect or anticipate will or may occur in the future, including such matters as our projections, future capital expenditures, business strategy, competitive strengths, goals, expansion, market and industry developments and the growth of our businesses and operations, are forward-looking statements. When used herein or in documents incorporated by reference or deemed to be incorporated by reference, the words “will,” “anticipate,” “intend,” “estimate,” “believe,” “expect,” “plan,” “hypothetical,” “potential,” “forecast,” “project,” and variations of such words and similar expressions are intended to identify forward-looking statements. These statements are based on assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances. However, actual results and developments may differ materially from our expectations and predictions due to a number of risks and uncertainties, many of which are beyond our control. Factors that could cause actual results to differ materially from those contemplated include, but are not limited, to:

  Adverse changes in energy industry, policies and regulation, including market rules that may adversely affect our operating results.

  Our inability to obtain adequate and timely rate relief and/or regulatory approvals from federal and/or state regulators.

  Changes in federal and/or state environmental regulations that could increase our costs.

  Any deterioration in our credit quality.

  Availability of the capital and credit markets at reasonable pricing terms and the ability to meet cash needs.

  Any inability to realize anticipated tax benefits or retain tax credits.

  Delays or cost escalations in our construction and development activities.

  Adverse capital market performance of our defined benefit plan trust funds.

  Changes in technology and/or increased customer conservation.

     Additional information concerning these factors is set forth under “Risk Factors.”

     Consequently, all of the forward-looking statements made in this prospectus and any prospectus supplement or in the documents incorporated by reference or deemed to be incorporated by reference are qualified by these cautionary statements and we cannot assure you that the results or developments anticipated by us will be realized or, even if realized, will have the expected consequences to or effects on us or our business, prospects, financial condition or results of operations. You should not place undue reliance on these forward-looking statements in making your investment decision to purchase our Mortgage Bonds or Secured Medium-Term Notes. Except as may be required by federal securities laws, we expressly disclaim any obligation or undertaking to release publicly any updates or revisions to these forward-looking statements to reflect events or circumstances that occur or arise or are anticipated to occur or arise after the date hereof. In making an investment decision regarding our Mortgage Bonds or Secured Medium-Term Notes, we are not making, and you should not infer, any representation about the likely existence of any particular future set of facts or circumstances.

     The forward-looking statements contained in this prospectus and the documents incorporated by reference or deemed to be incorporated by reference into this prospectus are intended to qualify for the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act.

RISK FACTORS

     Your investment in the Mortgage Bonds and the Secured Medium-Term Notes involves certain risks. In consultation with your own financial and legal advisers, you should carefully consider, among other matters, the discussion of risks in our most recently filed Annual Report on Form 10-K and our other periodic reports filed with the SEC and incorporated by reference into this prospectus and any discussion of risks that may be included in the applicable prospectus supplement and other information contained in the documents incorporated by reference or elsewhere in this prospectus, before deciding whether an investment in the Mortgage Bonds and the Secured Medium-Term Notes is suitable for you. Such factors could have a material adverse effect on our business, prospects, financial condition, results of operations or net cash flows and on the trading price of the Mortgage Bonds and Secured Medium-Term Notes. Such factors could affect actual results and cause our results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, us. See “Forward-Looking Statements.”

PUBLIC SERVICE ELECTRIC AND GAS COMPANY

     We are an operating public utility company engaged principally in the transportation, distribution and sale of electric energy and gas service in New Jersey. We currently supply electric energy and gas service in areas of New Jersey where approximately 5.5 million people, about 70% of the State’s population, reside. Our electric and gas service area is a corridor of approximately 2,600 square miles running diagonally across New Jersey from Bergen County in the northeast to an area below the City of Camden in the southwest. The greater portion of this area is served with both electricity and gas, but some parts are served with electricity only and other parts with gas only. As of December 31, 2007, we provided service to approximately 2.1 million electric customers and approximately 1.7 million gas customers. This heavily populated, commercialized and industrialized territory encompasses most of New Jersey’s largest municipalities, including its six largest cities—Newark, Jersey City, Paterson, Elizabeth, Trenton and Camden—in addition to approximately 300 suburban and rural communities. This service territory contains a diversified mix of commerce and industry, including major facilities of many corporations of national prominence. Our load requirements are almost evenly split among residential, commercial and industrial customers. We believe that we have all the franchises (including consents) necessary for our electric and gas distribution operations in the territory we serve. Such franchise rights are not exclusive.

     We are a New Jersey corporation and all of our common stock is owned by Public Service Enterprise Group Incorporated (PSEG). Our principal office is located at 80 Park Plaza, Newark, New Jersey 07102 and our telephone number is 973-430-7000.

Consolidated Ratios of Earnings to Fixed Charges

     Our consolidated ratios of earnings to fixed charges for each of the periods indicated are as follows:

		Years Ended December 31,

	Nine Months Ended September 30, 2008	2007	2006	2005	2004	2003

Ratios of Earnings to Fixed Charges(1)	2.84	2.92	2.29	2.70	2.64	1.96

(1)	The term Earnings shall be defined as pretax income from continuing operations. Add to pretax income the amount of fixed charges adjusted to exclude the amount of any interest capitalized during the period. Fixed Charges represent (a) interest, whether expensed or capitalized, (b) amortization of debt discount, premium and expense and (c) an estimate of interest implicit in rentals.

     You can obtain additional information about us in the reports and other documents incorporated by reference in this prospectus. See “Where You Can Find More Information.”

USE OF PROCEEDS

     Unless we state otherwise in the prospectus supplement, net proceeds from the sale of the Mortgage Bonds and Secured Medium-Term Notes will be added to our general funds and will be used for general corporate purposes, including the redemption or refunding of our outstanding indebtedness.

DESCRIPTION OF THE MORTGAGE BONDS

     The Mortgage Bonds are to be issued under and secured by the indenture dated August 1, 1924, between us and US Bank National Association (successor to Fidelity Union Trust Company), as Trustee (the “Mortgage Trustee”), as amended and supplemented by the 28 supplemental indentures now in effect and, for each series of such Mortgage Bonds, a new supplemental indenture to be dated the first day of the month in which such series of the Mortgage Bonds are issued (the “New Supplements”). The indenture, supplemental indentures and the form of supplemental indenture are hereinafter collectively called the “Mortgage” and are filed as Exhibits 4-1 through 4-30 to the Registration Statement. The following statement includes brief summaries of certain provisions of the Mortgage. For a complete statement of such provisions, reference is made to the above-mentioned Exhibits and to the particular Articles and Sections of the Mortgage. A copy of the Mortgage, including a proposed New Supplement, may be inspected at the office of the Mortgage Trustee at 21 South Street, Morristown, New Jersey or at the office of the SEC, 100 F Street, N.E., Washington, D.C. 20549.

     Mortgage Bonds will be issuable only in fully registered form in denominations of $1,000 and any multiple thereof. Mortgage Bonds will be transferable, and the several denominations thereof will be exchangeable for Mortgage Bonds of other authorized denominations, upon compliance with the applicable provisions of the Mortgage. No service charge will be made for any such transfer or exchange, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

     The Mortgage does not contain any covenant or other provision that specifically is intended to afford holders of the Mortgage Bonds protection in the event of a highly leveraged or similar transaction.

Interest, Maturity and Payment

     See the prospectus supplement.

Redemption

     See the prospectus supplement.

Lien and Security

     Mortgage Bonds sold pursuant to this prospectus will be secured by the lien of the Mortgage equally and proportionately with all other Mortgage Bonds. The Mortgage is a first lien on all of our property and franchises now owned or hereafter acquired (except cash, accounts and bills receivable, merchandise bought, sold or manufactured for sale in the ordinary course of business, stocks, bonds or other corporate obligations or securities, other than those now or hereafter specifically pledged thereunder, not acquired with the proceeds of Mortgage Bonds) (the effectiveness of the after-acquired property clause being subject to certain possible exceptions under New Jersey law which we do not regard as of practical importance), subject only (i) to liens for taxes, assessments and governmental charges and other liens, encumbrances and rights, none of which liens, encumbrances or rights, in our opinion, materially affects the use of the mortgaged property or the value thereof as security for the Mortgage Bonds, (ii) to the lien of the Mortgage Trustee for compensation, expenses and indemnity to which it may be entitled under the Mortgage and (iii) as to after-acquired property, to encumbrances, if any, existing thereon at the time of acquisition.

     Under New Jersey law, the State of New Jersey owns in fee simple for the benefit of the public schools all lands now or formerly flowed by the tide up to the mean high-water line, unless it has made a valid conveyance of its interest in such property. In 1981, because of uncertainties raised as to possible claims of State ownership, the New Jersey Constitution was amended to provide that lands formerly tidal-flowed, but which were not then tidal-flowed at any time for a period of forty years, were not subject to State claims unless the State specifically defined and asserted a claim within the one-year period ending November 2, 1982. As a result, the state published maps of the eastern (Atlantic) coast of New Jersey depicting claims to portions of many properties, including certain properties we own. We believe that we have good title to such properties and will vigorously defend our title, or will obtain such grants from the State as may ultimately be required. The cost to acquire any such grants may be covered by title insurance policies. Assuming that all of such State claims were determined adversely to us, they would relate to land, which, together with the improvements thereon, would amount to less than 1.0% of our net plant in service. No maps depicting State claims to property owned by us on the western (Delaware River) side of New Jersey were published with the one-year period mandated by the Constitutional Amendment. Nevertheless, we believe that we have obtained all necessary grants from the State for our improved properties along the Delaware River.

     The after-acquired property clause may not be effective as to property acquired subsequent to the filing of a petition with respect to us under the Federal Bankruptcy Code.

     Our property subject to the lien of the Mortgage consists principally of our transmission lines, distribution lines, switching stations and substations and our gas production plants and gas distribution facilities, and includes our undivided interests as a tenant in common without right of partition in jointly-owned gas production facilities and electric transmission lines.

Issuance of Mortgage Bonds

     Mortgage Bonds may be authenticated and delivered in a principal amount not exceeding 60% of the cost or fair value to us (whichever is less) of additions or permanent improvements to the mortgaged property within 250 miles of Newark, New Jersey, after deducting the cost of property permanently abandoned and the difference between the cost and the net amount realized on the sale of property sold at a price to net less than half of its cost; but only if our unconsolidated net earnings (before income taxes, amortization of debt discount and expense and fixed charges), for twelve consecutive months within the fifteen months preceding the application for the authentication of such additional Mortgage Bonds, shall have been at least twice our fixed charges, including interest on the Mortgage Bonds applied for. As of September 30, 2008, additions or improvements against which Mortgage Bonds may be authenticated amounted to approximately $2.2 billion. The principal amount of additional Mortgage Bonds which may be issued on account of the acquisition of property subject to prior liens is that amount which might be issued if there were no such liens, less the principal amount of obligations secured by such liens and not then deposited with the Mortgage Trustee.

     Mortgage Bonds may also be authenticated and delivered under the Mortgage from time to time, in a principal amount equal to the principal amount of Mortgage Bonds (excluding Mortgage Bonds retired through a sinking fund or by the application of the proceeds of released property) or certain prior debt bonds purchased, paid, refunded or retired by us and deposited with the Mortgage Trustee, upon such deposit.

     Mortgage Bonds may also be issued:

  in a principal amount not exceeding the amount of cash deposited by us with the Mortgage Trustee, to be subsequently withdrawn on account of additions or improvements or as otherwise permitted by the Mortgage, upon compliance with the conditions which, at the time of withdrawal, would authorize the authentication of Mortgage Bonds in an amount equal to the cash withdrawn; or

  in a principal amount not exceeding the principal amount of matured or maturing Mortgage Bonds or prior debt bonds, to provide for the payment or purchase thereof, within 12 months before maturity (including a maturity resulting from a call for redemption) or at or after maturity, provided that cash equal to the principal amount of the Mortgage Bonds so issued is simultaneously deposited with the Mortgage Trustee in exchange therefor.

     All new Mortgage Bonds will be issued under one of the above provisions.

Maintenance and Depreciation Provisions

     We must maintain the useful physical property subject to the Mortgage in good and businesslike working order and condition and make all needful and proper repairs, replacements and improvements thereto. We must also maintain a reserve for renewals and replacements, reasonable according to the current standard practice of gas and electric utility companies or as approved or fixed by the BPU.

     The New Supplements will contain no maintenance provisions with respect to new Mortgage Bonds.

Dividend Restrictions

     So long as there remain outstanding any Mortgage Bonds (other than the Bonds of the 5% Series due 2037 and the 8% Series due 2037), we may not pay any dividend on our common stock other than dividends payable in shares of such stock, or make any other distribution thereon or purchase or otherwise acquire for value any such stock, if such action would reduce our earned surplus below $10,000,000 less all amounts on our books on December 31, 1948, which shall have been thereafter required to be removed, in whole or in part, therefrom by charges to earned surplus pursuant to any order or rule of any regulatory body thereafter entered.

Amendment of Mortgage

     The Mortgage may be modified by us and the Mortgage Trustee with the consent of the holders of 85% in principal amount of the Mortgage Bonds then outstanding (as defined in the Mortgage for such purposes), including, if the modification affects less than all series of Mortgage Bonds outstanding, the holders of 85% in principal amount of the outstanding Mortgage Bonds of each series affected, and excluding Mortgage Bonds owned or controlled by us or by parties owning at least 10% of our outstanding voting stock. No such change, however, may alter the interest rate, redemption price or date, maturity date, or amount payable at maturity of any outstanding Mortgage Bond or conflict with the Trust Indenture Act of 1939 as then in effect (the “TIA”).

Release and Substitution of Property

     Cash proceeds of released property held by the Mortgage Trustee:

  may be paid to us to reimburse us for the full cost or fair value, whichever be less, of additions or improvements permitted under the Mortgage to be used as the basis for the issuance of additional Mortgage Bonds, without any net earnings requirement;

  may be paid to us in an amount equal to the principal amount of Mortgage Bonds or certain prior debt bonds purchased, paid, refunded or retired by us and deposited with the Mortgage Trustee;

  may be invested in obligations of the United States; or

  may be utilized by the Mortgage Trustee for the purchase or redemption of Mortgage Bonds at the lowest prices obtainable.

     The Mortgage Trustee must release pledged prior debt bonds of any issue if all prior debt bonds of such issue have been pledged and there is no lien on any of the mortgaged property senior to the lien of the Mortgage but junior to the lien of the prior debt bonds to be released. The Mortgage Trustee must release franchises surrendered and structures removed or abandoned by us pursuant to a legal requirement or an agreement with a state or political subdivision thereof.

     Certain additional provisions as to the release of property are referred to above under “— Issuance of Mortgage Bonds” and “— Maintenance and Depreciation Provisions.”

Defaults

     The following constitute events of default under the Mortgage:

  default in the payment of the principal of any Mortgage Bonds or prior debt bonds;

  default, continued for three months, in the payment of interest on any Mortgage Bonds or in the payment of any installment of any sinking fund provided for any series of Mortgage Bonds;

  default, continued for three months after written notice to us from the Mortgage Trustee or the holders of 5% in principal amount of the outstanding Mortgage Bonds, in the observance or performance of any other covenant or condition in the Mortgage; and

  the adjudication of us as a bankrupt, the appointment of a receiver for us or our property or the approval of a petition for our reorganization under the Federal Bankruptcy Code, if no appeal from such action is taken within 30 days, or on the same becoming final.

     The holders of 25% in principal amount of the Mortgage Bonds then outstanding (or a majority in principal amount of the Mortgage Bonds of any series in default, if default occurs in payments due with respect to Mortgage Bonds of less than all series) may require the Mortgage Trustee to take all steps needful for the protection and enforcement of the rights of the Mortgage Trustee and of the holders of Mortgage Bonds. The holders of 76% in principal amount of the Mortgage Bonds then outstanding have the right to direct and control the action of the Mortgage Trustee in any judicial or other proceedings to enforce the Mortgage.

     If a default in the payment of principal, interest or sinking fund installment affects exclusively the Mortgage Bonds of one or more series, the holders of a majority of the outstanding Mortgage Bonds of the series so affected may require the Mortgage Trustee to accelerate the maturity of such Mortgage Bonds and also may require the Mortgage Trustee to take other action for the protection of such bondholders.

Certificate of Compliance

     The Mortgage does not require us to furnish to the Mortgage Trustee any periodic evidence as to the absence of default or as to compliance with the terms of the Mortgage. However, pursuant to the provisions of the TIA, we are required to certify to the Mortgage Trustee, not less than annually, our compliance with all conditions and covenants under the Mortgage.

Concerning the Paying Agent

     US Bank National Association, Mortgage Trustee, is a paying agent under the Mortgage. We maintain other normal banking relationships with US Bank National Association. See “— The Mortgage Trustee” below.

Book-Entry Mortgage Bonds

     Mortgage Bonds of a series may be issued, in whole or in part, in global form (a “Global Security”) that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Mortgage Bonds represented by a Global Security may be issued in either registered or bearer form and in either temporary or permanent form. Unless otherwise provided in the prospectus supplement, Mortgage Bonds that are represented by a Global Security will be issued in denominations of $1,000 and multiples thereof, and will be issued in registered form only, without coupons. Payments of principal of (and premium, if any) and interest, if any, on Mortgage Bonds represented by a Global Security will be made by us to the Mortgage Trustee, and then by the Mortgage Trustee to the depositary.

     We anticipate that any Global Securities will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), New York, New York, that such Global Securities will be registered in the name of DTC’s nominee, and that the following provisions will apply to the depositary arrangements with respect to any such Global Securities. Additional or differing terms of the depositary arrangements will be described in the prospectus supplement.

     So long as DTC or its nominee is the registered owner of a Global Security, DTC or its nominee, as the case may be, will be considered the sole holder of the Mortgage Bonds represented by such Global Security for all purposes under the Mortgage. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have Mortgage Bonds represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Mortgage Bonds in certificated form and will not be considered the owners or holders thereof under the Mortgage. The laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form; such laws may limit the transferability of beneficial interests in a Global Security.

     If

  DTC is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by us within 90 days following notice to us;

  we determine, in our sole discretion, not to have any Mortgage Bonds represented by one or more Global Securities; or

  an event of default under the Mortgage has occurred and is continuing,

then we will issue individual Mortgage Bonds in certificated form in exchange for the relevant Global Securities. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery of individual Mortgage Bonds in certificated form of like tenor and rank, equal in principal amount to such beneficial interest and to have such Mortgage Bonds in certificated form registered in its name. Unless otherwise provided in the prospectus supplement, Mortgage Bonds so issued in certificated form will be issued in denominations of $1,000 or multiples thereof and will be issued in registered form only, without coupons.

     The following is based on information furnished by DTC and applies to the extent that it is the depositary, unless otherwise provided in the prospectus supplement:

     Registered Owner. The Mortgage Bonds will be issued as fully registered securities in the name of Cede & Co., which is DTC’s partnership nominee. The Mortgage Trustee will deposit the Global Securities with the depositary. The deposit with the depositary and registration in the name of Cede & Co. will not change the nature of the actual purchaser’s ownership interest in the Mortgage Bonds.

     DTC’s Organization. DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of that law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

     DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Other entities may access DTC’s system by clearing transactions through or maintaining a custodial relationship with direct participants. The rules applicable to DTC and its participants are on file with the SEC.

     DTC’s Activities. DTC holds securities that its participants deposit with it. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts. Doing so eliminates the need for physical movement of securities certificates.

     Participants’ Records. Except as otherwise provided in this prospectus or a prospectus supplement, purchases of Mortgage Bonds must be made by or through a direct participant, which will receive a credit for the Mortgage Bonds on the depositary’s records. The purchaser’s interest is in turn to be recorded on the participants’ records. Actual purchasers will not receive written confirmation from the depositary of their purchase, but they generally receive confirmations along with periodic statements of their holdings from the participants through which they entered into the transaction.

     Transfers of interest in the Global Securities will be made on the books of the participants on behalf of the actual purchasers. Certificates representing the interest in Mortgage Bonds will not be issued except as specified above.

     The depositary has no knowledge of the actual purchasers of Global Securities. The depositary’s records only reflect the identity of the direct participants, who are responsible for keeping account of their holdings on behalf of their customers.

     Notices Among the Depositary, Participants and Actual Owners. Notices and other communications by the depositary, its participants and the actual purchasers will be governed by arrangements among them, subject to any legal requirements in effect. Any redemption notices will be sent to DTC. If less than all of the Mortgage Bonds of any series is being redeemed, DTC’s practice is to reduce by lot the amount of the interests of participants in those Mortgage Bonds. A beneficial owner shall give notice of any option to elect to have its book-entry securities repaid by us, through its participant, to the Mortgage Trustee, and shall effect delivery of such book-entry securities by causing the participant to transfer the participant’s interest in the Global Security or Securities representing such book-entry securities, on DTC’s records, to the Mortgage Trustee. The requirement for physical delivery of book-entry securities in connection with a demand for repayment will be deemed satisfied when the ownership rights in the Global Security or Securities representing such book-entry securities are transferred by participants on DTC’s records and followed by a book-entry credit of tendered securities to the Mortgage Trustee’s DTC account.

     Voting Procedures. Neither DTC nor Cede & Co. will give consents for or vote the Global Securities. The depositary generally mails an omnibus proxy to us just after the applicable record date. That proxy assigns Cede & Co.’s voting rights to the direct participants to whose accounts the Mortgage Bonds are credited at that time.

     Payments. Principal, premium, if any, and interest payments made by us will be delivered to the depositary. DTC’s practice is to credit direct participants’ accounts on the applicable payment date unless it has reason to believe that it will not receive payment on that date. Payments by participants to actual purchasers will be governed by standing instructions and customary practices, as is the case with securities held for customers in bearer form or registered in “street name.” Those payments will be the responsibility of that participant and not the depositary, the Mortgage Trustee or us, subject to any legal requirements in effect at that time.

     We are responsible for payment of principal, interest and premium, if any, to the Mortgage Trustee who is responsible for paying it to the depositary. The depositary is responsible for disbursing those payments to direct participants. The participants are responsible for disbursing payments to the actual purchasers.

     Discontinuation of DTC’s Services. DTC may discontinue providing its services as securities depositary with respect to the Mortgage Bonds at any time by giving reasonable notice to the Paying Agent or us. Under such circumstances, in the event that a successor securities depositary is not appointed, Mortgage Bond certificates are required to be printed and delivered.

     We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, Mortgage Bond certificates will be printed and delivered.

     The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources (including DTC) that we believe to be reliable, but we take no responsibility for the accuracy thereof.

     Unless stated otherwise in the prospectus supplement, the underwriters or agents with respect to a series of Mortgage Bonds issued as Global Securities will be direct participants in DTC.

     None of any underwriter or agent, the Mortgage Trustee, the Paying Agent or us will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Resignation and Removal of Mortgage Trustee

     The Mortgage Trustee may resign or be removed with respect to one or more series of Mortgage Bonds and a successor Mortgage Trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as Mortgage Trustee with respect to different series of Mortgage Bonds under the Mortgage, each such Mortgage Trustee shall be a Mortgage Trustee of a trust thereunder separate and apart from the trust administered by any other such Mortgage Trustee, and any action described herein to be taken by the Mortgage Trustee may then be taken by each such Mortgage Trustee with respect to, and only with respect to, the one or more series of Mortgage Bonds for which it is Mortgage Trustee.

The Mortgage Trustee

     We maintain ordinary banking relationships with US Bank National Association, including credit facilities and lines of credit. US Bank National Association also serves as trustee under the indenture dated December 1, 2000 with respect to our senior unsecured debt securities and under other indentures under which we or our affiliates are the obligors.

DESCRIPTION OF THE SECURED MEDIUM-TERM NOTES

     The Secured Medium-Term Notes will be issued under the Indenture of Trust, dated as of July 1, 1993 (the “Note Indenture”), between us and The Bank of New York Mellon (successor to The Chase Manhattan Bank (National Association)), as trustee (the “Note Trustee”). A copy of the Note Indenture may be inspected at the office of the Note Trustee at One Wall Street, New York, N.Y. 10286, or at the office of the SEC, 100 F Street, N.E., Washington, D.C. 20549.

     Except as may otherwise be provided in any applicable prospectus supplement or pricing supplement, each Secured Medium-Term Note will have the following terms and provisions:

General

     The Note Indenture provides that the Secured Medium-Term Notes of any series may be issued at various times, may have differing maturity dates and may bear interest at differing rates. The prospectus supplement relating to each series of Secured Medium-Term Notes will specify the following terms:

  the date of issue;

  the stated maturity date, which will be a date ranging from 1 year to 30 years from the date of issue;

  the interest rate;

  the date(s) on which interest shall be payable and related regular record date(s) if other than as referred to below;

  any optional redemption provisions;

  the purchase price, specified as a percentage of the principal amount thereof;

  issuance in book-entry or certificated form; and

  any other applicable material provisions not otherwise described herein.

     The Secured Medium-Term Notes will be issued in United States dollars in minimum denominations of $1,000 or in any amount in excess thereof that is an integral multiple of $1,000, except that the denomination of any Secured Medium-Term Note issued in the form of a Global Note (as defined herein) will not exceed the maximum amount as may be specified by the Depository (as defined herein) from time to time. Unless otherwise specified in the applicable prospectus supplement, interest will be payable semiannually in arrears on January 1 and July 1 of each year (each, an “Interest Payment Date”) and on the stated maturity date or date of earlier redemption (the “Maturity Date”) and the regular record date relating to an Interest Payment Date other than the Maturity Date will be June 15 and December 15, respectively (each, a “Regular Record Date”).

     We have designated the Note Trustee as the paying agent and registrar of the Secured Medium-Term Notes. The Secured Medium-Term Notes may be transferred or exchanged at the office of the Note Trustee referred to above. No service charge will be made to register any transfer or exchange of the Notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Note Indenture does not contain any covenant or other provision that specifically is intended to afford the registered holders of the Secured Medium-Term Notes special protection in the event of a highly leveraged or similar transaction.

Interest Rates and Payments

     Each Secured Medium-Term Note shall bear interest from its date of issue at the rate indicated in the applicable prospectus supplement or pricing supplement; provided, however, that the interest rate on any Secured Medium-Term Note shall not exceed 10% per annum. Interest payments will be made on each Interest Payment Date commencing with the first Interest Payment Date following the date of issue; provided, however, that the first payment of interest on any Secured Medium-Term Note originally issued between a Regular Record Date and an Interest Payment Date or on an Interest Payment Date will be made on the Interest Payment Date following the next succeeding Regular Record Date to the registered holder on such succeeding Regular Record Date. Each payment of interest will include interest accrued from and including the date of issue or the immediately preceding Interest Payment Date to but excluding the applicable Interest Payment Date or the Maturity Date, as the case may be. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     Interest will be payable on an Interest Payment Date other than the Maturity Date to the registered holder in whose name such Secured Medium-Term Note is registered at the close of business on the applicable Regular Record Date, while interest payable on the Maturity Date will be payable to the person to whom the principal thereof is payable. If interest on an Interest Payment Date other than the Maturity Date is not timely paid when due, the Note Trustee shall establish a special record date at the time when funds become available for payment of interest on the applicable secured Medium-Term Note, and interest on such secured Medium-Term Note shall be payable to the person in whose name such Secured Medium-Term Note is registered at the close of business on such special record date.

     We anticipate that the Secured Medium-Term Notes will be issued only in the form of one or more Global Notes. The principal of, and premium, if any, and interest on, any Global Note will be paid in the manner described below in “— Book-Entry System”. We may also issue Secured Medium-Term Notes in certificated form. Interest on any Secured Medium-Term Note issued in certificated form will be payable on an Interest Payment Date other than the Maturity Date by check payable in clearinghouse or similar next-day funds and mailed on such Interest Payment Date to the registered holder entitled thereto at such registered holder’s address as it appears as of the close of business on the Regular Record Date relating to such Interest Payment Date in the register for the Secured Medium-Term Notes maintained by the Note Trustee; provided, however, that each registered holder of one or more Secured Medium-Term Notes in an aggregate principal amount of $10,000,000 or more (whether or not having identical or different terms and provisions) will be entitled to receive such payments of interest on such date by wire transfer of immediately available funds to a bank within the continental United States or by direct deposit into the account of such registered holder if such account is maintained with the Note Trustee or any paying agent, provided that appropriate wire transfer instructions have been received by the Note Trustee from such registered holder at least five Business Days (as defined herein) prior to the applicable Interest Payment Date. The principal of, and premium, if any, and interest on, any Secured Medium-Term Note issued in certificated form which is due on the Maturity Date will be payable in immediately available funds upon presentation and surrender of such secured Medium-Term Note on the Maturity Date at the office of the Note Trustee referred to above.

     If an Interest Payment Date or the Maturity Date for a Secured Medium-Term Note falls on a day that is not a Business Day, principal, premium, if any, and interest payable with respect to such Interest Payment Date or the Maturity Date, as the case may be, will be paid on the next succeeding Business Day, and no interest will accrue with respect to such required payment for the period from and after such Interest Payment Date or the Maturity Date, as the case may be. “Business Day” means each day other than a Saturday or Sunday which is not a day on which banking institutions or trust companies in The City of New York are obligated or authorized by law or executive order to close.

Mandatory Redemption

     The Secured Medium-Term Notes will be subject to mandatory redemption by us at any time that, pursuant to the provisions of Section 4C of Article Eight of the Mortgage, the proceeds of released property or other moneys held by the Mortgage Trustee are applied to the redemption of the Pledged Bond (as defined herein) that services and secures the particular series of Secured Medium-Term Notes. For purposes of determining which of our Mortgage Bonds are subject to such mandatory redemption, the Mortgage Trustee shall consider the stated annual interest rate of the Pledged Bond and not the weighted average interest rate of the outstanding Secured Medium-Term Notes. The redemption price of the Secured Medium-Term Notes in such cases shall be 100% of the principal amount thereof plus accrued interest to the date fixed for redemption. See “Description of Pledged Bond—Redemption.” In case of such redemption, the Note Trustee will give notice of redemption by mail to the registered holders of Secured Medium-Term Notes not less than 30 days nor more than 60 days prior to the date fixed for redemption. If less than all of the Secured Medium-Term Notes of the particular series are to be redeemed, the Note Trustee shall select the particular Secured Medium-Term Notes to be redeemed in such manner as it shall deem appropriate and fair.

Optional Redemption

     The applicable prospectus supplement or pricing supplement will specify the additional terms, if any, upon which the Secured Medium-Term Notes may otherwise be redeemed by us. In such case, the Note Trustee will give notice of redemption by mail to the registered holders of Secured Medium-Term Notes not less than 30 days nor more than 60 days prior to the date fixed for redemption. However, in the event that any premium would be due in connection with any Secured Medium-Term Notes to be called for redemption, the Note Trustee is prohibited from calling such Notes for redemption unless we have deposited with the Note Trustee the amount of the premium that would be due and payable on the date fixed for redemption.

Security

     Each series of Secured Medium-Term Notes will be serviced and secured equally and ratably by a series of our Mortgage Bonds (the “Pledged Bond”), in an aggregate principal amount equal to the amount of Secured Medium-Term Notes issued and pledged by us and delivered to the Note Trustee in accordance with the Note Indenture. The Pledged Bond services and secures the payment of the principal of, and interest on, the Secured Medium-Term Notes; provided, however, that the Pledged Bond neither services nor secures any premium due in respect of such Secured Medium-Term Notes. The principal amount of the Pledged Bond deemed outstanding will at all times be equal to the outstanding principal amount of the Secured Medium-Term Notes that it services and secures. The Pledged Bond will be deemed to bear interest corresponding to the required payments of interest in respect of such Secured Medium-Term Notes. Payments of principal and interest in respect of the Secured Medium-Term Notes will constitute payments on the Pledged Bond. Each Pledged Bond constitutes a separate series of our Mortgage Bonds, all of which are secured by a lien on substantially all of the property owned by us. The registered holders of the Secured Medium-Term Notes will be entitled to the benefits of the security afforded by such lien on such property only upon the occurrence of an event of default under the Mortgage and acceleration of the principal of our Mortgage Bonds in accordance with the Mortgage. Accordingly, upon the occurrence of an Event of Default under the Note Indenture other than one relating to the acceleration of the principal of the Mortgage Bonds in accordance with the Mortgage, the registered holders of the Secured Medium-Term Notes will not be entitled to take any action with respect to the property securing the Pledged Bond. See “Description of the Pledged Bond.”

Events of Default

     The Note Indenture provides that the following shall constitute “Events of Default” with respect to any series of Secured Medium-Term Notes:

  default in the payment of principal of, or premium, if any, on, any Secured Medium-Term Note of any series when due and payable;

  default in the payment of interest on any Secured Medium-Term Note of any series when due and payable which continues for 30 days;

  default in the performance or breach of any other covenant or agreement of ours in the Secured Medium-Term Notes of any series or in the Note Indenture and the continuation thereof for 60 days after written notice to us as provided in the Note Indenture;

  the occurrence of an event of default under the Mortgage and acceleration of the principal of our Mortgage Bonds in accordance with the Mortgage; and

  certain events of bankruptcy, insolvency or reorganization.

     If an Event of Default, other than one relating to an event of default under the Mortgage, occurs and is continuing, either the Note Trustee or the registered holders of a majority in aggregate principal amount of the outstanding Secured Medium-Term Notes of such series may declare the principal amount of all Secured Medium-Term Notes of such series to be due and payable immediately. At any time after an acceleration of the Secured Medium-Term Notes of such series has been declared, but before a judgment or decree for the immediate payment of the principal amount of such Secured Medium-Term Notes has been obtained and so long as all of our Mortgage Bonds have not been accelerated, the registered holders of a majority in aggregate principal amount of the outstanding Secured Medium-Term Notes of such series may, under certain circumstances, rescind and annul such acceleration and its consequences. If an Event of Default relating to the acceleration of the principal of the Mortgage Bonds in accordance with the Mortgage occurs, the principal of all of the Secured Medium-Term Notes, together with interest accrued thereon, shall become due and payable immediately without the necessity of any action by the Note Trustee or the holders of any Secured Medium-Term Notes; provided, however, that a rescission and annulment of the declaration that our Mortgage Bonds outstanding under the Mortgage be due and payable prior to their stated maturities shall constitute a waiver of such Event of Default and of its consequences.

     The Note Indenture contains a provision entitling the Note Trustee, subject to the duty of the Note Trustee during default to act with the required standard of care, to be indemnified by the registered holders of the Secured Medium-Term Notes of any series before proceeding to exercise any right or power under the Note Indenture with respect to such series at the request of such registered holders. The Note Indenture provides that no registered holders of Secured Medium-Term Notes of any series may institute any proceedings, judicial or otherwise, to enforce the Note Indenture except in the case of failure of the Note Trustee, for 60 days, to act after it has received a written request to enforce such Note Indenture by the registered holders of at least 25% in aggregate principal amount of the then outstanding Secured Medium-Term Notes of such series and an offer of reasonable indemnity. This provision will not prevent any registered holder of Secured Medium-Term Notes from instituting any proceedings to enforce payment of the principal thereof (and premium, if any) and interest thereon at the respective due dates thereof. The registered holders of a majority in aggregate principal amount of the Secured Medium-Term Notes of any series then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Note Trustee or exercising any trust or power conferred on it with respect to the Secured Medium-Term Notes of such series, provided that such direction shall not be in conflict with any rule of law or with the Note Indenture or the Secured Medium-Term Notes of any series, shall not involve the Note Trustee in personal liability and shall not be unjustly prejudicial to registered holders of the Secured Medium-Term Notes of such series not joining therein. See “— Voting of Pledged Bond.”

     The Note Indenture provides that the Note Trustee, within 90 days after the occurrence of a default with respect to any series of Secured Medium-Term Notes, is required to give the registered holders of the Secured Medium-Term Notes of such series notice of such default, unless such default has been waived or cured.

Certificate of Compliance

     Pursuant to the TIA, we are required to certify to the Note Trustee, not less than annually, our compliance with all conditions and covenants under the Note Indenture.

Voting of Pledged Bond

     The Note Trustee, as the holder of the Pledged Bond pledged by us in accordance with the Note Indenture, shall attend any meeting of bondholders under the Mortgage as to which it receives due notice. Either at such meeting, or otherwise where any action, amendment, modification, waiver or consent to or in respect of the Mortgage or the Pledged Bond issued under the Mortgage (sometimes referred to as a “proposed action”) is sought without a meeting, the Note Trustee shall vote each series of Pledged Bond held by it as described below. The Note Trustee may agree to any proposed action without the consent of or notice to the registered holders of Secured Medium-Term Notes of any series where such proposed action would not adversely affect the registered holders of such series of Secured Medium-Term Notes. In the event that any proposed action would adversely affect the registered holders of any series of outstanding Secured Medium-Term Notes, the Note Trustee shall not vote the Pledged Bond that services and secures such series of Secured Medium-Term Notes without notice to and the approval of the registered holders of at least 66 2/3% in aggregate principal amount of the Secured Medium-Term Notes of such series. Notwithstanding the foregoing, the Note Trustee shall not, without unanimous consent of the registered holders of outstanding Secured Medium-Term Notes of any series, consent to any proposed action which would (i) decrease the amount payable on any Pledged Bond held by the Note Trustee, (ii) change the Interest Payment Dates or the Maturity Dates of any Pledged Bond, or (iii) require unanimous consent of the holders of the Mortgage Bonds outstanding under the Mortgage.

Consolidation, Merger and Transfer of Assets

     Under the Note Indenture, we may not consolidate with or merge into any corporation, or transfer our properties or assets substantially as an entirety to any person, unless:

  the successor corporation or transferee is a corporation organized and existing under the laws of the United States of America or any State thereof or the District of Columbia and expressly assumes our obligations in the Secured Medium-Term Notes and the Note Indenture;

  after giving effect to the transaction, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default shall have occurred and be continuing; and

  certain other conditions are met.

Modification and Waiver

     Modifications of and amendments to the Note Indenture may be made by us and the Note Trustee with the consent of the registered holders of a majority in aggregate principal amount of the outstanding Secured Medium-Term Notes of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the registered holder of each outstanding Secured Medium-Term Note affected thereby:

  change the stated maturity date of the principal of, or reduce the rate or extend the time of payment of interest on, any Secured Medium-Term Note;

  reduce the principal amount of, or any premium on, any Secured Medium-Term Note;

  change the place or currency of payment of the principal of (or premium, if any) or interest on any Secured Medium-Term Note;

  change the date on which any Secured Medium-Term Note may be redeemed;

  impair the right to institute suit for the enforcement of any required payment on or with respect to any Secured Medium-Term Note;

  impair the security interest under the Note Indenture in any Pledged Bond; or

  reduce the percentage of the aggregate principal amount of the outstanding Secured Medium-Term Notes of any series the consent of whose registered holders is required for modification or amendment of the Indenture or for waiver of certain defaults except to increase such percentage or to provide that certain other provisions of the Note Indenture cannot be modified or waived without the consent of the registered holder of each outstanding Secured Medium-Term Note affected thereby.

     The Note Indenture also contains provisions permitting us and the Note Trustee, without the consent of any registered holders of Secured Medium-Term Notes, to enter into supplemental indentures, in form satisfactory to the Note Trustee, for any of the following purposes:

  to evidence the succession of another corporation to us and the assumption by such successor of our obligations and covenants in the Note Indenture and the Secured Medium-Term Notes;

  to add to our covenants for the benefit of the registered holders of all or any series of Secured Medium- Term Notes (and if such covenants are to be for the benefit of less than all series of Secured Medium- Term Notes, stating that such covenants are expressly being included solely for the benefit of such series), or to surrender any right or power herein conferred upon us;

  to change or eliminate any of the provisions of the Note Indenture, provided that any such change or elimination shall become effective only when there is no Secured Medium-Term Note outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

  to establish the form or terms of Secured Medium-Term Notes of any series as otherwise permitted by the Note Indenture;

  to evidence and provide for the acceptance of appointment under the Note Indenture by a successor Note Trustee with respect to the Secured Medium-Term Notes and to add to or change any of the provisions of the Note Indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one Note Trustee;

  to cure any ambiguity, to correct or supplement any provision in the Note Indenture which may be defective or inconsistent with any other provision of the Note Indenture, or to make any other provisions with respect to matters or questions arising under the Note Indenture which shall not be inconsistent with any provision of the Note Indenture, provided such other provisions shall not adversely affect the interests of the registered holders of Secured Medium-Term Notes of any series in any material respect;

  to modify, eliminate or add to the provisions of the Note Indenture to such extent as shall be necessary to effect the qualification of the Note Indenture under the TIA or under any similar federal statute and to add to the Note Indenture such other provisions as may be expressly required under the TIA;

  to grant to or confer upon the Note Trustee for the benefit of the registered holders of one or more series of Secured Medium-Term Notes any additional rights, remedies, powers or authority;

  to permit the Note Trustee to comply with the law;

  to define or specify the duties, responsibilities and relationships of and among the Note Trustee and any authenticating or paying agent; or

  to make any other change that is not prejudicial, in our judgment, to the Note Trustee or the registered holders of any Secured Medium-Term Notes.

     The registered holders of a majority in aggregate principal amount of the Secured Medium-Term Notes of any series may, on behalf of all registered holders of the Secured Medium-Term Notes of such series, waive any past default or Event of Default except with respect to an Event of Default relating to an event of default under the Mortgage,

  a default in the payment of principal of, or premium, if any, or interest on, any Secured Medium-Term Note of such series, or a default in respect of a covenant or provision the modification or amendment of which would require the consent of the registered holder of each outstanding Secured Medium-Term Note affected thereby.

Satisfaction and Discharge

     The Note Indenture provides that we will be discharged from any and all obligations in respect of any series of Secured Medium-Term Notes (except for certain obligations such as obligations to register the transfer or exchange of Secured Medium-Term Notes of such series, replace stolen, lost or mutilated Secured Medium-Term Notes of such series and certain other matters) if, among other things, we irrevocably deposit with the Note Trustee, in trust for the benefit of registered holders of Secured Medium-Term Notes of such series, money or United States government obligations, or any combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to make all payments of principal of, and premium, if any, and interest on, the Secured Medium-Term Notes of such series on the dates such payments are due in accordance with the terms of the Note Indenture and the Secured Medium-Term Notes of such series. Thereafter, the registered holders of Secured Medium-Term Notes of such series must look only to such deposit for payment of the principal of, and premium, if any, and interest on, Secured Medium-Term Notes of such series.

Concerning the Note Trustee

     We maintain ordinary banking relationships with The Bank of New York Mellon, the Note Trustee, including credit facilities and lines of credit. The Bank of New York Mellon also serves as trustee under other indentures under which we or our affiliates are the obligor. Thomas A. Renyi, retired Executive Chairman of The Bank of New York Mellon, is a member of the Board of Directors of our parent, PSEG.

Book-Entry System

     The Secured Medium-Term Notes may be issued, in whole or in part, in global form (a “Global Note”) that will be deposited with, or on behalf of, DTC (the “Depository”) and registered in the name of the Depository’s nominee. A Global Note may represent one or more Secured Medium-Term Notes of the same series, provided that all Secured Medium-Term Notes represented by a Global Note will bear interest at the same rate and have the same date of issue, stated maturity date, optional redemption terms, if any, and other variable terms. Except as set forth below, a Global Note may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any nominee to a successor of the Depository or a nominee of such successor. For more information on the Depository, see “Description of the Mortgage Bonds—Book-Entry Mortgage Bonds.”

DESCRIPTION OF THE PLEDGED BOND

     One Pledged Bond will be issued under and secured by the Mortgage with respect to each series of Secured Medium-Term Notes. For a description of the Mortgage, see “Description of the Mortgage Bonds.” Each Pledged Bond will constitute a series of our Mortgage Bonds.

     The Pledged Bond will be issued initially to the Note Trustee and will be issuable only in fully registered form in any denomination authorized by us. The Pledged Bond will be transferable and the several denominations thereof will be exchangeable for Bonds of other authorized denominations but of the same series and aggregate principal amount, upon compliance with the applicable provisions of the Mortgage. No service charge will be made for any such transfer or exchange, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

Interest, Maturity and Payment

     Interest on the Pledged Bond shall accrue at a fixed rate per annum stated in the applicable prospectus supplement computed on the basis of a 360-day year of twelve 30-day months and shall be payable semi-annually in arrears on January 1 and July 1 of each year, subject to receipt of certain credits against principal and interest and such obligations as set forth below.

     In addition to any other credit, payment or satisfaction to which we are entitled with respect to the Pledged Bond, we shall be entitled to credits against amounts otherwise payable in respect of the Pledged Bond in an amount corresponding to the principal amount of any of our Secured Medium-Term Notes issued under the Note Indenture secured thereby surrendered to the Note Trustee by us, or purchased by the Note Trustee, for cancellation,

  the amount of money held by the Note Trustee and available and designated for the payment of principal or redemption price (other than premium) of, and/or interest on, the Secured Medium-Term Notes secured thereby, regardless of the source of payment to the Note Trustee of such moneys and the amount by which principal of and interest due on the Pledged Bond exceeds principal of and interest due on the Secured Medium-Term Notes secured thereby. The Note Trustee shall make notation on the Pledged Bond of any such credit.

Redemption

     The Pledged Bond shall be subject to redemption prior to maturity under the conditions and upon payment of the amounts as may be specified in the following conditions:

  at any time in whole or in part at our option upon receipt by the Mortgage Trustee of written certification by us and the Note Trustee that the principal amount of the Secured Medium-Term Notes then outstanding under the Note Indenture is not in excess of such principal amount of the Pledged Bond as shall remain pledged to the Note Trustee after giving effect to such redemption; or

  at any time by the application of any proceeds of released property or other money held by the Mortgage Trustee and which, pursuant to the Mortgage, are applied to the redemption of the Pledged Bond, upon payment of 100% of the principal amount thereof, together with interest accrued to the redemption date, provided that any such payment shall be subject to receipt by us of certain credits against such obligations as set forth above; or

  automatically upon failure to pay the principal of any Secured Medium-Term Notes then outstanding under the Note Indenture when due, on their stated maturity date or earlier redemption or repayment date, in a principal amount of Pledged Bonds equal to the principal amount of such Secured Medium-Term Notes, in each case, at a price equal to 100% of the principal amount thereof, together with accrued interest, if applicable.

PLAN OF DISTRIBUTION

Mortgage Bonds

     We may sell the Mortgage Bonds directly to purchasers or indirectly through underwriters, dealers or agents. The names of any such underwriters, dealers or agents will be set forth in the relevant prospectus supplement. We will also set forth in the relevant prospectus supplement:

  the terms of the offering of the Mortgage Bonds;

  the proceeds we will receive from the offering;

  any underwriting discounts and other items constituting underwriters’ compensation;

  any initial public offering price;

  any discounts or concessions allowed or reallowed or paid to dealers; and

  any securities exchanges on which we may list the Mortgage Bonds.

     We may distribute the Mortgage Bonds from time to time in one or more transactions at:

  a fixed price;

  prices that may be changed;

  market prices at the time of sale;

  prices related to prevailing market prices; or

  negotiated prices.

     We will describe the method of distribution in the relevant prospectus supplement.

     If we use underwriters with respect to an offering of the Mortgage Bonds, we will set forth in the relevant prospectus supplement:

  the name of the managing underwriter, if any;

  the name of any other underwriters; and

  the terms of the transaction, including any underwriting discounts and other items constituting compensation of the underwriters and dealers, if any.

     The underwriters will acquire any Mortgage Bonds for their own accounts and they may resell the Mortgage Bonds from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price and at varying prices determined at the time of sale.

     Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. We anticipate that any underwriting agreement pertaining to any Mortgage Bonds will:

  entitle the underwriters to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters may be required to make related to any such civil liability;

  subject the obligations of the underwriters to certain conditions precedent; and

  obligate the underwriters to purchase all Mortgage Bonds offered in a particular offering if any such Mortgage Bonds are purchased.

     If we use a dealer in an offering of the Mortgage Bonds, we will sell such Mortgage Bonds to the dealer, as principal. The dealer may then resell the Mortgage Bonds to the public at varying prices to be determined by such dealer at the time of resale. We will set forth the name of the dealer and the terms of the transaction in the prospectus supplement.

     If we use an agent in an offering of the Mortgage Bonds, we will name the agent and describe the terms of the agency in the relevant prospectus supplement. Unless we indicate otherwise in the prospectus supplement, we will require an agent to act on a best efforts basis for the period of its appointment.

Secured Medium-Term Notes

     If we sell Secured Medium-Term Notes, we will offer them on a continuing basis through such agents as we shall designate, each of which will be required to agree to use its reasonable best efforts to solicit purchases of the Secured Medium-Term Notes. The Secured Medium-Term Notes may also be sold to an agent as principal for reoffering as described below. We will have the sole right to accept offers to purchase Secured Medium-Term Notes and may reject any proposed purchase of Secured Medium-Term Notes in whole or in part. Each agent will have the right, in its discretion reasonably exercised, to reject any proposed purchase of Secured Medium-Term Notes through it in whole or in part. We will pay a commission to an agent, depending upon maturity, at the rate or rates stated in the applicable prospectus supplement for each Secured Medium-Term Note sold through such agent.

     Unless otherwise specified in the applicable prospectus supplement, any Secured Medium-Term Note sold to an agent as principal will be purchased by such agent at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to any agency sale of a Secured Medium-Term Note of identical maturity. Such Secured Medium-Term Note may be resold by the agent to investors and other purchasers from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale or may be resold to certain dealers. Resales of Secured Medium-Term Notes by an agent to a dealer may be made at a discount, which will not be in excess of the discount to be received by such agent from us. After the initial public offering of Secured Medium-Term Notes to be resold to investors and other purchasers on a fixed public offering price basis, the public offering price, concession and discount may be changed.

General Information

     Dealers and agents named in a prospectus supplement may be considered underwriters of the Mortgage Bonds or Secured Medium-Term Notes described in the prospectus supplement under the Securities Act. We may indemnify them against certain civil liabilities under the Securities Act.

     In the ordinary course of business, we may engage in transactions with underwriters, dealers, agents and their affiliates and they may perform services for us.

     We may solicit offers to purchase the Mortgage Bonds or Secured Medium-Term Notes and make sales directly to institutional investors or others who may be considered underwriters under the Securities Act with respect to such sales. We will describe the terms of any such offer in the relevant prospectus supplement. We may also sell the Mortgage Bonds or Secured Medium-Term Notes through competitive bidding procedures described in the relevant prospectus supplement.

     If we authorize underwriters or our agents to solicit offers to purchase the Mortgage Bonds or Secured Medium-Term Notes from institutional investors pursuant to contracts providing for payment and delivery at a future date, we will indicate that we are doing so in the relevant prospectus supplement.

     Each series of Mortgage Bonds or Secured Medium-Term Notes will be a new issue and will have no established trading market. We may elect to list any series of new Mortgage Bonds or Secured Medium-Term Notes on an exchange, but unless we advise you differently in the prospectus supplement, we have no obligation to cause any Mortgage Bonds or Secured Medium-Term Notes to be so listed. Any underwriters or agents to or through whom we sell Mortgage Bonds or Secured Medium-Term Notes for public offering and sale may make a market in the Mortgage Bonds or Secured Medium-Term Notes, but will not be obligated to do so and may discontinue any market making at any time without notice. We make no assurance as to the liquidity of, or the development or maintenance of, any trading markets for any Mortgage Bonds or Secured Medium-Term Notes.

LEGAL OPINIONS

     The legality of the Mortgage Bonds and Secured Medium-Term Notes will be passed on for us by James T. Foran, Esquire, our General Corporate Counsel, David P. Falck, Esquire, Senior Vice President — Law of our affiliate, PSEG Services Corporation (Services) or R. Edwin Selover, Esquire, our Executive Vice President and General Counsel, who may rely on the opinion of Ballard Spahr Andrews & Ingersoll, LLP, of Philadelphia, Pennsylvania, as to matters of Pennsylvania law. Sidley Austin LLP, New York, New York, will act as counsel for any underwriters, agents or dealers and may rely on the opinion of Mr. Foran, Mr. Falck or Mr. Selover as to matters of New Jersey law and on the opinion of Ballard Spahr Andrews & Ingersoll, LLP as to matters of Pennsylvania law.

     Mr. Foran, Mr. Falck and Mr. Selover have each reviewed the statements in this prospectus as to the lien of the Mortgage securing the Mortgage Bonds under “Description of the Mortgage Bonds — Lien and Security” (except insofar as they relate to the lien of the Mortgage on our property located in Pennsylvania). Such statements insofar as they relate to the lien of the Mortgage on our property located in Pennsylvania have been reviewed by Ballard Spahr Andrews & Ingersoll, LLP. The statements as to liens and encumbrances on our property are based in part on title insurance policies and reports and searches obtained from companies engaged in the business of insuring title to real estate in New Jersey and from a company engaged in the business of insuring title to real estate in Pennsylvania, and on certificates or opinions of local counsel in Pennsylvania deemed by Ballard Spahr Andrews & Ingersoll, LLP to be reliable and competent. All the statements made or referred to in this paragraph, as to matters of law and legal conclusions, are made in reliance on the authority of Mr. Foran, Mr. Falck or Mr. Selover, as the case may be, and of Ballard Spahr Andrews & Ingersoll, LLP, respectively, as experts.

EXPERTS

     The consolidated financial statements and the related consolidated financial statement schedule, incorporated in this prospectus by reference from our Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and consolidated financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

Public Service Electric and Gas Company
80 Park Plaza, P.O. Box 570
Newark, New Jersey 07101-0570
(973) 430-7000

Senior Debt Securities

     We may offer from time to time, together or separately, one or more series of our unsecured Senior Debt Securities (the “Debt Securities”). The Debt Securities will rank equally with all of our other unsubordinated and unsecured indebtedness.

     When a particular series of Debt Securities is offered, we will prepare a prospectus supplement setting forth the particular terms of the offered Debt Securities. You should read this prospectus and any prospectus supplement carefully before you make any decision to invest in the Debt Securities.

     The Debt Securities may be offered in amounts, at initial offering prices and on terms to be determined at the time of offering.

     We will sell the Debt Securities as set forth in the “Plan of Distribution” in this prospectus or in accordance with the procedures set forth in any applicable prospectus supplement.

     This prospectus may not be used to consummate sales of the Debt Securities without the delivery of one or more prospectus supplements.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

     Investing in our Debt Securities involves risks. You should carefully consider the information in the section entitled “Risk Factors” contained in our most recently filed Annual Report on Form 10-K and our other periodic reports filed with the Securities and Exchange Commission and incorporated by reference into this prospectus before you invest in our Debt Securities.

The date of this prospectus is November 26, 2008.

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ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the Debt Securities described in this prospectus in one or more offerings of one or more series.

     This prospectus provides a general description of the Debt Securities we may offer. Each time we sell Debt Securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

     In this prospectus, unless the context indicates otherwise, the words and terms “PSE&G,” “Company,” “we,” “our,” “ours,” and “us” refer to Public Service Electric and Gas Company and its consolidated subsidiaries.

     We believe that we have included or incorporated by reference all information material to investors in this prospectus, but certain details that may be important for specific investment purposes have not been included. For more detailed information about the Debt Securities, you should read the exhibits filed with or incorporated by reference into the registration statement.

WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports and other information with the SEC. Our filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov, as well as our web site at www.pseg.com. You may read and copy any material on file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

     You may also inspect these documents at the New York Stock Exchange, Inc., where certain of our previously issued securities are listed.

     The SEC allows us to “incorporate by reference” documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference or deemed incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will be deemed to automatically update and supersede this incorporated information. We incorporate by reference the information in the documents listed below that has been filed with the SEC and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except for current reports on Form 8-K containing only disclosure furnished under Item 2.02 or 7.01 of Form 8-K and exhibits relating to such disclosure, unless otherwise specifically stated in the Form 8-K, prior to the termination of any particular offering of Debt Securities.

  Our Annual Report on Form 10-K for the year ended December 31, 2007.

  Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008.

     You can get a free copy of any of the documents incorporated by reference in this prospectus by making an oral or written request directed to:

Kathleen Lally
Vice President, Investor Relations
PSEG Services Corporation
80 Park Plaza, 6th Floor
Newark, NJ 07101
Telephone (973) 430-6565

     You should rely only on the information contained or incorporated in this prospectus or in the prospectus supplement or documents to which we otherwise refer you. We have not authorized anyone else to provide you with different or additional information. You should not rely on any other representations. Our results of operations, financial condition, business and prospects may change after this prospectus and the prospectus supplement are distributed to you. You should not assume that the information in this prospectus and the prospectus supplement are accurate as of any date other than the dates on the front of those documents. You should read all information supplementing this prospectus.

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FORWARD-LOOKING STATEMENTS

     This prospectus and any prospectus supplement, including the documents incorporated by reference or deemed to be incorporated by reference, include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this prospectus and any prospectus supplement and the documents incorporated by reference or deemed to be incorporated by reference that address activities, events or developments that we expect or anticipate will or may occur in the future, including such matters as our projections, future capital expenditures, business strategy, competitive strengths, goals, expansion, market and industry developments and the growth of our businesses and operations, are forward-looking statements. When used herein or in documents incorporated by reference or deemed to be incorporated by reference, the words “will,” “anticipate,” “intend,” “estimate,” “believe,” “expect,” “plan,” “hypothetical,” “potential,” “forecast,” “project,” and variations of such words and similar expressions are intended to identify forward-looking statements. These statements are based on assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances. However, actual results and developments may differ materially from our expectations and predictions due to a number of risks and uncertainties, many of which are beyond our control. Factors that could cause actual results to differ materially from those contemplated include, but are not limited, to:

  Adverse changes in energy industry, policies and regulation, including market rules that may adversely affect our operating results.

  Our inability to obtain adequate and timely rate relief and/or regulatory approvals from federal and/or state regulators.

  Changes in federal and/or state environmental regulations that could increase our costs.

  Any deterioration in our credit quality.

  Availability of the capital and credit markets at reasonable pricing terms and the ability to meet cash needs.

  Any inability to realize anticipated tax benefits or retain tax credits.

  Delays or cost escalations in our construction and development activities.

  Adverse capital market performance of our defined benefit plan trust funds.

  Changes in technology and/or increased customer conservation.

     Additional information concerning these factors is set forth under “Risk Factors.”

     Consequently, all of the forward-looking statements made in this prospectus and any prospectus supplement or the documents incorporated by reference or deemed to be incorporated by reference are qualified by these cautionary statements and we cannot assure you that the results or developments anticipated by us will be realized or, even if realized, will have the expected consequences to or effects on us or our business, prospects, financial condition or results of operations. You should not place undue reliance on these forward-looking statements in making your investment decision to purchase Debt Securities. Except as may be required by federal securities laws, we expressly disclaim any obligation or undertaking to release publicly any updates or revisions to these forward-looking statements to reflect events or circumstances that occur or arise or are anticipated to occur or arise after the date hereof. In making an investment decision regarding our Debt Securities, we are not making, and you should not infer, any representation about the likely existence of any particular future set of facts or circumstances.

     The forward-looking statements contained in this prospectus and the documents incorporated by reference or deemed to be incorporated by reference into this prospectus are intended to qualify for the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act.

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RISK FACTORS

     Your investment in the Debt Securities involves certain risks. In consultation with your own financial and legal advisers, you should carefully consider, among other matters, the discussion of risks in our most recently filed Annual Report on Form 10-K and our other periodic reports filed with the SEC and incorporated by reference into this prospectus and any discussion of risks that may be included in the applicable prospectus supplement and other information contained in the documents incorporated by reference or elsewhere in this prospectus, before deciding whether an investment in the Debt Securities is suitable for you. Such factors could have a material adverse effect on our business, prospects, financial condition, results of operations or net cash flows and on the trading price of the Debt Securities. Such factors could affect actual results and cause our results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, us. See “Forward-Looking Statements.”

PUBLIC SERVICE ELECTRIC AND GAS COMPANY

     We are an operating public utility company engaged principally in the transportation, distribution and sale of electric energy and gas service in New Jersey. We currently supply electric energy and gas service in areas of New Jersey where approximately 5.5 million people, about 70% of the State’s population, reside. Our electric and gas service area is a corridor of approximately 2,600 square miles running diagonally across New Jersey from Bergen County in the northeast to an area below the City of Camden in the southwest. The greater portion of this area is served with both electricity and gas, but some parts are served with electricity only and other parts with gas only. As of December 31, 2007, we provided service to approximately 2.1 million electric customers and approximately 1.7 million gas customers. This heavily populated, commercialized and industrialized territory encompasses most of New Jersey’s largest municipalities, including its six largest cities—Newark, Jersey City, Paterson, Elizabeth, Trenton and Camden—in addition to approximately 300 suburban and rural communities. This service territory contains a diversified mix of commerce and industry, including major facilities of many corporations of national prominence. Our load requirements are almost evenly split among residential, commercial and industrial customers. We believe that we have all the franchises (including consents) necessary for our electric and gas distribution operations in the territory we serve. Such franchise rights are not exclusive.

     We are a New Jersey corporation and all of our common stock is owned by Public Service Enterprise Group Incorporated (PSEG). Our principal office is located at 80 Park Plaza, Newark, New Jersey 07102 and our telephone number is 973-430-7000.

Consolidated Ratios of Earnings to Fixed Charges

Our consolidated ratios of earnings to fixed charges for each of the periods indicated are as follows:

	Nine Months Ended September 30, 2008		Years Ended December 31,

		2007	2006	2005	2004	2003

Ratios of Earnings to Fixed Charges(1)	2.84	2.92	2.29	2.70	2.64	1.96

(1)	The term Earnings shall be defined as pretax income from continuing operations. Add to pretax income the amount of fixed charges adjusted to exclude the amount of any interest capitalized during the period. Fixed Charges represent (a) interest, whether expensed or capitalized, (b) amortization of debt discount, premium and expense and (c) an estimate of interest implicit in rentals.

     You can obtain additional information about us in the reports and other documents incorporated by reference in this prospectus. See “Where You Can Find More Information.”

USE OF PROCEEDS

     Unless we state otherwise in the prospectus supplement, net proceeds from the sale of the Debt Securities will be added to our general funds and will be used for general corporate purposes, including the redemption or refunding of our outstanding indebtedness.

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DESCRIPTION OF THE DEBT SECURITIES

     We may issue our Debt Securities from time to time. The Debt Securities will be issued under an Indenture (the “Indenture”) dated as of December 1, 2000 between us and US Bank National Association (successor to First Union National Bank), as Trustee (the “Trustee”). The Indenture is filed as an exhibit to the registration statement. The Indenture is subject to and governed by the Trust Indenture Act of 1939, as amended (the “TIA”). Selected provisions of the Indenture have been summarized below. This summary is not complete. You should read the Indenture for provisions that may be important to you. In the summary below, references to section numbers of the Indenture are included so that you can easily locate these provisions. Capitalized terms used in the summary have the meanings specified in the Indenture. Parenthetical references below are to the Indenture or to the TIA, as applicable.

General

     The Debt Securities will be our unsecured obligations. They will rank equally with all of our other unsecured and unsubordinated indebtedness. The Indenture (Section 301) provides that the Debt Securities which are the subject of this prospectus and any of our additional unsecured debt securities, unlimited as to aggregate principal amount, may be issued in one or more series thereunder, in each case as authorized from time to time by or pursuant to authority granted by our Board of Directors. Debt Securities issued under the Indenture are herein collectively referred to, when a single trustee is acting for all debt securities issued under the Indenture, as the “Indenture Securities.” We have the ability to issue Indenture Securities with terms different from those of Indenture Securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of Indenture Securities and issue additional Indenture Securities of such series (unless such reopening was restricted when such series was created).

Provisions Applicable to Particular Series

     The Indenture provides that any Debt Securities proposed to be sold pursuant to this prospectus and an accompanying prospectus supplement, which we sometimes refer to as “Offered Securities,” as well as other of our unsecured debt securities, may be issued under the Indenture in one or more series, as authorized by us from time to time. The particular terms of such Offered Securities and any modifications of or additions to the general terms of the Debt Securities as described in this prospectus that may be applicable in the case of the Offered Securities will be described in the prospectus supplement. Accordingly, for a description of the terms of any Offered Securities, you should refer to both the prospectus supplement for that series and the description of Debt Securities set forth in this prospectus.

     You should refer to the prospectus supplement for the following information for each particular series of Offered Securities:

  The title of such Debt Securities;

  The aggregate principal amount of such Debt Securities and any limit on the aggregate principal amount of Debt Securities of such series;

  If other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof or the method by which such portion will be determined;

  The date or dates, or the method by which such date or dates will be determined or extended, on which the principal of such Debt Securities will be payable;

  The rate or rates at which such Debt Securities will bear interest, if any, or the method by which such rate or rates will be determined, the date or dates from which such interest will accrue or the method by which such date or dates will be determined, the date or dates on which such interest, if any, will be payable and the Regular Record Date or Dates, if any, for the interest payable on any Registered Security on any Interest Payment Date, or the method by which any such date will be determined, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

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  The date or dates on which or the period or periods within which, the price or prices at which and the other terms and conditions upon which, such Debt Securities may be redeemed, in whole or in part, at our option and whether we are to have that option;

  Our obligation, if any, to redeem, repay or purchase such Debt Securities, in whole or in part, pursuant to any sinking fund or analogous provision or at the option of a holder thereof and the period or periods within which or the date or dates on which, the price or prices at which and the other terms and conditions upon which, such Debt Securities will be so redeemed, repaid or purchased;

  Whether such Debt Securities are to be issuable as Registered Securities, Bearer Securities (with or without coupons) or both, any restrictions applicable to the offer, sale or delivery of Bearer Securities and the terms, if any, upon which Bearer Securities of the series may be exchanged for Registered Securities of the series and vice versa (if permitted by applicable laws and regulations), whether such Debt Securities will be issuable initially in temporary global form, whether any such Debt Securities will be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global security may exchange such interests for Debt Securities of such series in certificated form and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in the Indenture, and, if Registered Securities are to be issuable as a global security, the identity of the depositary for such Debt Securities;

  Whether the amount of payments of principal of (or premium, if any) or interest, if any, on such Debt Securities may be determined with reference to an index, formula or other method (which index, formula or method may be based on one or more currencies, commodities, equity indices or other indices) and the manner in which such amounts will be determined;

  The place or places, if any, other than or in addition to The City of New York, where the principal of (and premium, if any) and interest, if any, on such Debt Securities will be payable, where any Registered Securities may be surrendered for registration of transfer, where such Debt Securities may be surrendered for exchange, where Debt Securities of a series that are convertible or exchangeable may be surrendered for conversion or exchange, as applicable, and where notices or demands to or upon us in respect of such Debt Securities and the Indenture may be served;

  The denomination or denominations in which such Debt Securities will be issuable, if other than $1,000, or any integral multiple thereof, in the case of Registered Securities and $5,000 in the case of Bearer Securities;

  If other than the Trustee, the identity of each Security Registrar and/or Paying Agent;

  The date as of which any Bearer Securities of the series and any temporary Debt Security issued in global form representing Outstanding Securities of the series will be dated if other than the date of original issuance of the first Debt Security of the series to be issued;

  The applicability, if at all, to such Debt Securities of the provisions of Article Fourteen of the Indenture described under “ — Satisfaction and Discharge, Defeasance and Covenant Defeasance” and any provisions in modification of, in addition to or in lieu of any of the provisions of such Article;

  The Person to whom any interest on any Registered Security of the series will be payable, if other than the Person in whose name such Registered Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, the manner in which, or the Person to whom, any interest on any Bearer Security of the series shall be payable, if otherwise than upon presentation and surrender of the coupons appertaining thereto as they severally mature, and the extent to which, or the manner in which, any interest payable on a temporary Debt Security issued in global form will be paid if other than in the manner provided in the Indenture;

  If such Debt Securities are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Debt Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and/or terms of such certificates, documents or conditions;

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  Whether and under what circumstances we will pay Additional Amounts, as contemplated by Section 1004 of the Indenture, on such Debt Securities to any holder who is not a United States person (including any modification to the definition of such term as contained in the Indenture as originally executed) in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such Debt Securities rather than pay such Additional Amounts (and the terms of any such option);

  The provisions, if any, granting special rights to the holders of such Debt Securities upon the occurrence of such events as may be specified;

  Any deletions from, modifications of or additions to the Events of Default or covenants with respect to such Debt Securities (which Events of Default or covenants are consistent with the Events of Default or covenants set forth in the general provisions of the Indenture); and

  Whether such Debt Securities will be convertible into or exchangeable for any other securities and, if so, the terms and conditions upon which such Debt Securities will be so convertible or exchangeable.

  Any other terms of such Debt Securities.

     If applicable, the prospectus supplement will also set forth a discussion of any material United States federal income tax considerations relevant to the Debt Securities being offered.

     For purposes of this prospectus, any reference to the payment of principal of (or premium, if any) or interest, if any, on such Debt Securities will be deemed to include mention of the payment of any Additional Amounts required by the terms of such Debt Securities.

     Debt Securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof (“Original Issue Discount Securities”). Any material United States federal income tax and other considerations pertaining to any such Original Issue Discount Securities will be discussed in the applicable prospectus supplement.

     The Indenture also provides that there may be more than one Trustee thereunder, each with respect to one or more different series of Indenture Securities. See also “– Resignation and Removal of Trustee” herein. At a time when two or more Trustees are acting under the Indenture, each with respect to only certain series, the term Indenture Securities, as used herein, will mean the one or more series with respect to which each respective Trustee is acting. In the event that there is more than one Trustee under the Indenture, the powers and trust obligations of each Trustee as described herein will extend only to the one or more series of Indenture Securities for which it is Trustee. If two or more Trustees are acting under the Indenture, then the Indenture Securities for which each Trustee is acting would in effect be treated as if issued under separate indentures.

     The general provisions of the Indenture do not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of Debt Securities protection in the event of a highly leveraged or similar transaction. Reference is made to the prospectus supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or the covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Denominations, Registration and Transfer

     Debt Securities of a series may be issuable solely as Registered Securities, solely as Bearer Securities or as both Registered Securities and Bearer Securities. The Indenture also provides that Debt Securities of a series may be issuable in global form. (Section 203) See “— Book-Entry Debt Securities.” Unless otherwise provided in the prospectus supplement, Debt Securities denominated in U.S. dollars (other than Global Securities, which may be of any denomination) are issuable in denominations of $1,000, or any integral multiples of $1,000 (in the case of Registered Securities), and in the denomination of $5,000 (in the case of Bearer Securities). (Section 302) Unless otherwise indicated in the prospectus supplement, Bearer Securities will have interest coupons attached. (Section 201)

     Registered Securities will be exchangeable for other Registered Securities of the same series. If (but only if) provided in the prospectus supplement, Bearer Securities (with all unmatured coupons, except as provided below, and all matured coupons which are in default) of any series may be similarly exchanged for Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and

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tenor. If so provided, Bearer Securities surrendered in exchange for Registered Securities between a Regular Record Date or a Special Record Date and the relevant date for payment of interest will be surrendered without the coupon relating to such date for payment of interest, and interest will not be payable in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the holder of such coupon when due in accordance with the terms of the Indenture. Unless otherwise specified in the prospectus supplement, Bearer Securities will not be issued in exchange for Registered Securities. (Section 305)

     Registered Securities of a series may be presented for registration of transfer and Debt Securities of a series may be presented for exchange at each office or agency required to be maintained by us for payment of such series as described in “— Payment and Paying Agents,” and at each other office or agency that we may designate from time to time for such purposes. No service charge will be made for any transfer or exchange of Debt Securities, but we may require payment of any tax or other governmental charge payable in connection therewith. (Section 305)

We will not be required to:

  issue, register the transfer of or exchange Debt Securities selected for redemption during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series to be redeemed and ending at the close of business on (A) if Debt Securities of the series are issuable only as Registered Securities, the day of mailing of the relevant notice of redemption and (B) if Debt Securities of the series are issuable as Bearer Securities, the day of the first publication of the relevant notice of redemption, or, if Debt Securities of the series are also issuable as Registered Securities and there is no publication, the day of mailing of the relevant notice of redemption;

  register the transfer of or exchange any Registered Security, or portion thereof, called for redemption, except the unredeemed portion of any Registered Security being redeemed in part;

  exchange any Bearer Security called for redemption, except to exchange such Bearer Security for a Registered Security of that series and like tenor that is simultaneously surrendered for redemption; or

  issue, register the transfer of or exchange any Debt Security which has been surrendered for repayment at the option of the holder, except the portion, if any, of such Debt Security not to be so repaid.
  (Section 305)

Payment and Paying Agents

     Unless otherwise provided in the prospectus supplement, principal, premium, if any, and interest, if any, and Additional Amounts, if any, on Registered Securities will be payable at any office or agency to be maintained by us in Newark, New Jersey and New York, New York, except that at our option, other than in respect of Debt Securities issued in global form, interest (including Additional Amounts, if any) may be paid (1) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (2) by wire transfer to an account maintained by the Person entitled thereto as specified in the Security Register. (Sections 301, 1001 and 1002) Unless otherwise provided in the prospectus supplement, payment of any installment of interest on Registered Securities will be made to the Person in whose name such Registered Security is registered at the close of business on the Regular Record Date for such interest. (Section 307)

     If Debt Securities of a series are issuable solely as Bearer Securities or as both Registered Securities and Bearer Securities, unless otherwise provided in the prospectus supplement, we will be required to maintain an office or agency (1) outside the United States at which, subject to any applicable laws and regulations, the principal of (and premium, if any) and interest, if any, on such series will be payable and (2) in The City of New York for payments with respect to any Registered Securities of such series (and for payments with respect to Bearer Securities of such series in the limited circumstances described below, but not otherwise); provided that, if required in connection with any listing of such Debt Securities on the Luxembourg Stock Exchange or any other stock exchange located outside the United States, we will maintain an office or agency for such Debt Securities in any city located outside the United States required by such stock exchange. (Section 1002) The initial locations of such offices and agencies will be specified in the prospectus supplement. Unless otherwise provided in the prospectus supplement, principal of (and premium, if any) and interest, if any, on Bearer

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Securities may be paid by wire transfer to an account maintained by the Person entitled thereto with a bank located outside the United States. (Sections 307 and 1002) Unless otherwise provided in the prospectus supplement, payment of installments of interest on any Bearer Securities on or before Maturity will be made only against surrender of coupons for such interest installments as they severally mature. (Section 1001) Unless otherwise provided in the prospectus supplement, no payment with respect to any Bearer Security will be made at any office or agency we maintain in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. Notwithstanding the foregoing, payments of principal of (and premium, if any) and interest, if any, on Bearer Securities payable in U.S. dollars will be made at the office of our Paying Agent in The City of New York if (but only if) payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions. (Section 1002)

     We may from time to time designate additional offices or agencies, approve a change in the location of any office or agency and, except as provided above, rescind the designation of any office or agency.

Events of Default

     The following will constitute Events of Default under the Indenture with respect to Debt Securities of any series (Section 501):

  default in the payment of any interest on or of any coupon upon or any Additional Amounts payable in respect of any Debt Security of that series or of any coupon appertaining thereto and continuance of such default for a period of 30 days;

  default in the payment of the principal of (or premium, if any, on) any Debt Security of that series when the same becomes due and payable, whether at its maturity, earlier redemption or repayment or otherwise;

  default in the deposit of any sinking fund payment when due by the terms of any Debt Security of that series;

  default in the performance, or breach, of any covenant or agreement of ours in the Indenture with respect to any Debt Security of that series, continued for 60 days after written notice to us;

  certain events in bankruptcy, insolvency or reorganization affecting us; and

  any other Event of Default provided with respect to Debt Securities of that series.

     We are required to file with the Trustee, annually, an officer’s certificate as to our compliance with all conditions and covenants under the Indenture. (Section 1005) The Indenture provides that the Trustee may withhold notice to the holders of Debt Securities of a series of any default (except payment defaults on such Debt Securities of that series) if it considers it in the interest of the holders of Debt Securities and coupons of such series to do so. (Section 601)

     If an Event of Default with respect to Debt Securities of a series has occurred and is continuing, the Trustee or the holders of not less than 25% in principal amount of Outstanding Debt Securities of that series may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities or Indexed Securities, such portion of the principal amount as may be specified in the terms thereof) of all of the Debt Securities of that series due and payable immediately. (Section 502)

     Subject to the provisions of the Indenture relating to the duties of the Trustee thereunder, in case an Event of Default with respect to Debt Securities of a series has occurred and is continuing, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of the holders of Debt Securities of that series, unless such holders have offered such Trustee reasonable indemnity against the expenses and liabilities which might be incurred by it in compliance with such request. (Section 507 and TIA Section 315) Subject to certain exceptions, the holders of a majority in principal amount of the Outstanding Debt Securities of a series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series. (Section 512)

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     The holders of a majority in principal amount of the Outstanding Debt Securities of a series may, on behalf of the holders of all Debt Securities of such series and any related coupons, waive any past default under the Indenture with respect to such series and its consequences, except a default (i) in the payment of the principal of (or premium, if any) or interest, if any, on or Additional Amounts payable in respect of any Debt Security of such series or any related coupons or (ii) in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each Outstanding Debt Security of such series affected thereby. (Section 513)

Merger or Consolidation

     The Indenture provides that we may not consolidate with or merge with or into any other corporation or convey or transfer our properties and assets as an entirety or substantially as an entirety to any Person, unless (i) either we are the continuing corporation or such corporation or Person assumes by supplemental indenture all of our obligations under the Indenture and the Indenture Securities issued thereunder, (ii) immediately after the transaction no default shall exist and (iii) we and the successor Person have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that such consolidation, merger, conveyance or transfer and the supplemental indenture comply with the Indenture and that all conditions precedent provided in the Indenture have been complied with. (Section 801)

Modification or Waiver

     Modification and amendment of the Indenture may be made by us and the Trustee with the consent of the holders of a majority in principal amount of all Outstanding Indenture Securities that are affected by such modification or amendment; provided that no such modification or amendment may, without the consent of the holder of each Outstanding Indenture Security affected thereby, among other things:

  change the Stated Maturity of the principal of (or premium, if any, on) or any installment of principal of or interest on any such Indenture Security;

  reduce the principal amount of, or the rate or amount of interest in respect of, or any premium payable upon the redemption of, any such Indenture Security;

  change any of our obligations to pay Additional Amounts in respect of any such Indenture Security;

  reduce the portion of the principal of an Original Issue Discount Security or Indexed Security that would be due and payable upon a declaration of acceleration of the Maturity thereof or provable in bankruptcy;

  adversely affect any right of repayment at the option of the holder of any such Indenture Security;

  change the place of payment of principal of, or any premium or interest on, any such Indenture Security;

  impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof or on or after any Redemption Date or Repayment Date therefor;

  adversely affect any right to convert or exchange any Indenture Security;

  reduce the percentage in principal amount of such Outstanding Indenture Securities, the consent of whose holders is required to amend or waive compliance with certain provisions of the Indenture or to waive certain defaults thereunder;

  reduce the requirements for voting or quorum described below; or

  modify any of the foregoing requirements or any of the provisions relating to waiving past defaults or compliance with certain restrictive provisions, except to increase the percentage of holders required to effect any such waiver or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each Indenture Security affected thereby. (Section 902)

     The holders of a majority in aggregate principal amount of Outstanding Indenture Securities have the right to waive our compliance with certain covenants in the Indenture. (Section 1006)

11

     Modification and amendment of the Indenture may be made by us and the Trustee thereunder, without the consent of any holder, for any of the following purposes:

  to evidence the succession of another Person to us as obligor under the Indenture;

  to add to our covenants for the benefit of the holders of all or any series of Indenture Securities issued under the Indenture (and if such convenants are to be for the benefit of less than all series of Indenture Securities, stating that such covenants are expressly being included solely for the benefit of such series) and any related coupons or to surrender any right or power conferred upon us by the Indenture;

  to add Events of Default for the benefit of the holders of all or any series of Indenture Securities (and if such Events of Default are to be for the benefit of less than all series of Indenture Securities, stating that such Events of Default are expressly being included solely for the benefit of such series);

  to add to or change any provisions of the Indenture to facilitate the issuance of, or to liberalize the terms of, Bearer Securities, or to permit or facilitate the issuance of Indenture Securities in uncertificated form, provided that any such actions do not adversely affect the holders of such Indenture Securities or any related coupons;

  to change or eliminate any provisions of the Indenture, provided that any such change or elimination will become effective only when there are no Indenture Securities Outstanding of any series created prior thereto which are entitled to the benefit of such provisions;

  to secure the Indenture Securities under the Indenture pursuant to the requirements of Section 801, or otherwise;

  to establish the form or terms of the Indenture Securities of any series and any related coupons;

  to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under the Indenture by more than one Trustee;

  to cure any ambiguity, defect or inconsistency in the Indenture, provided such action does not adversely affect the interests of holders of Indenture Securities of any series or any related coupons in any material respect; or

  to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of Indenture Securities, provided that such action shall not adversely affect the interests of the holders of any such Indenture Securities and any related coupons in any material respect. (Section 901)

     In determining whether the holders of the requisite principal amount of Outstanding Indenture Securities have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture or whether a quorum is present at a meeting of holders of Indenture Securities, (1) the principal amount of an Original Issue Discount Security that will be deemed to be outstanding will be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof, (2) the principal amount of an Indexed Security that may be counted in making such determination or calculation and that will be deemed outstanding for such purpose will be equal to the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Indexed Security pursuant to Section 301 of the Indenture and (3) Indenture Securities owned by us or any other obligor upon the Indenture Securities or any Affiliate of ours or of such other obligor shall be disregarded. (Section 101)

     The Indenture contains provisions for convening meetings of the holders of Indenture Securities of a series if Indenture Securities of that series are issuable as Bearer Securities. (Section 1501) A meeting may be called at any time by the Trustee, and also, upon request, by us or the holders of at least 10% in principal amount of the Outstanding Indenture Securities of that series, in any such case upon notice given as provided in the Indenture. (Section 1502) Except for any consent that must be given by the holder of each Indenture Security affected thereby, as described above, any resolution presented at a meeting (or an adjourned meeting duly reconvened) at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the Outstanding Indenture Securities of that series; provided, however, that any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage which is less than a majority in principal amount of the Outstanding Indenture Securities of a series may be adopted at a meeting (or an adjourned meeting duly

12

reconvened) at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the Outstanding Indenture Securities of that series. Any resolution passed or decision taken at any meeting of holders of Indenture Securities of a series duly held in accordance with the Indenture will be binding on all holders of Indenture Securities of that series and any related coupons, whether or not present or represented at the meeting. The quorum at any meeting called to adopt a resolution will be persons holding or representing a majority in principal amount of the Outstanding Indenture Securities of a series; provided, however, that, if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the Outstanding Indenture Securities of a series, the persons holding or representing such specified percentage in principal amount of the Outstanding Indenture Securities of that series will constitute a quorum. (Section 1504)

     Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of holders of Indenture Securities of a series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the Indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all Outstanding Indenture Securities affected thereby or of the holders of such series and one or more additional series: (1) there shall be no minimum quorum requirement for such meeting and (2) the principal amount of the Outstanding Indenture Securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action will be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the Indenture. (Section 1504)

Satisfaction and Discharge, Defeasance and Covenant Defeasance

     We may discharge certain obligations to holders of Debt Securities of a series that have not already been delivered to the Trustee for cancellation and that either have become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee, in trust, funds in an amount sufficient to pay the entire indebtedness on such Debt Securities for principal (and premium, if any) and interest, if any, and any Additional Amounts with respect thereto, to the date of such deposit (if such Debt Securities have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be. (Section 401)

     The Indenture provides that, if the provisions of Article Fourteen are made applicable to the Debt Securities of or within any series and any related coupons pursuant to Section 301 thereunder, we may elect either:

  to defease and be discharged from any and all obligations with respect to such Debt Securities and any related coupons (except for the obligations to pay Additional Amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such Debt Securities and the obligations to register the transfer or exchange of such Debt Securities and any related coupons, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities and any related coupons, to maintain an office or agency in respect of such Debt Securities and any related coupons, and to hold moneys for payment in trust) (“defeasance”) (Section 1402) or to be released from its obligations under any covenant specified pursuant to Section 301 with respect to such Debt Securities and any related coupons, and any omission to comply with such obligations shall not constitute a default or an Event of Default with respect to such Debt Securities and any related coupons (“covenant defeasance”) (Section 1403), in either case upon the irrevocable deposit by us with the Trustee (or other qualifying trustee), in trust, of:

  an amount in U.S. dollars;

  Government Obligations (as defined below) applicable to such Debt Securities and coupons that through the payment of principal and interest in accordance with their terms will provide money in an amount; or

  a combination thereof in an amount

13

sufficient to pay the principal of (and premium, if any) and interest, if any, on such Debt Securities and any related coupons, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

     Such a trust may only be established if, among other things, we have delivered to the Trustee an Opinion of Counsel (as specified in the Indenture) to the effect that the holders of such Debt Securities and any related coupons will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such Opinion of Counsel, in the case of defeasance under the first clause above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the Indenture. (Section 1404)

     “Government Obligations” mean securities which are (1) direct obligations of the United States or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States, the payment of which are unconditionally guaranteed as a full faith and credit obligation by the United States, which are not callable or redeemable at the option of the issuer thereof. Government Obligations also include a depositary receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from the amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depositary receipt. (Section 101)

     In the event we effect covenant defeasance with respect to any Debt Securities and any related coupons and such Debt Securities and coupons are declared due and payable because of the occurrence of any Event of Default other than the Events of Default described in the fourth and sixth bullet points under “— Events of Default” with respect to any covenant as to which there has been covenant defeasance, the amount of Government Obligations and funds on deposit with the Trustee will be sufficient to pay amounts due on such Debt Securities and coupons at the time of their Stated Maturity but may not be sufficient to pay amounts due on such Debt Securities and coupons at the time of the acceleration resulting from such Event of Default. In such case, we would remain liable to make payment of such amounts due at the time of acceleration.

     The prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the Debt Securities of or within a particular series and any related coupons.

Book-Entry Debt Securities

     Debt Securities of a series may be issued, in whole or in part, in global form (a “Global Security”) that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless otherwise provided in the prospectus supplement, Debt Securities that are represented by a Global Security will be issued in denominations of $1,000 and any integral multiple thereof, and will be issued in registered form only, without coupons. Payments of principal of (and premium, if any) and interest, if any, on Debt Securities represented by a Global Security will be made by us to the Trustee, and then by such Trustee to the depositary.

     We anticipate that any Global Securities will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), New York, New York, that such Global Securities will be registered in the name of DTC’s nominee, and that the following provisions will apply to the depositary arrangements with respect to any such Global Securities. Additional or differing terms of the depositary arrangements will be described in the prospectus supplement.

     So long as DTC or its nominee is the registered owner of a Global Security, DTC or its nominee, as the case may be, will be considered the sole holder of the Debt Securities represented by such Global Security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have Debt Securities represented by such Global Security registered in their names, will

14

not receive or be entitled to receive physical delivery of Debt Securities in certificated form and will not be considered the owners or holders thereof under the Indenture. The laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form; such laws may limit the transferability of beneficial interests in a Global Security.

    If

  DTC is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by us within 90 days following notice to us;

  we determine, in our sole discretion, not to have any Debt Securities represented by one or more Global Securities; or

  an Event of Default under the Indenture has occurred and is continuing,

then we will issue individual Debt Securities in certificated form in exchange for the relevant Global Securities. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery of individual Debt Securities in certificated form of like tenor and rank, equal in principal amount to such beneficial interest and to have such Debt Securities in certificated form registered in its name. Unless otherwise provided in the prospectus supplement, Debt Securities so issued in certificated form will be issued in denominations of $1,000 or any integral multiple thereof and will be issued in registered form only, without coupons.

     The following is based on information furnished by DTC and applies to the extent that it is the depositary, unless otherwise provided in the prospectus supplement:

     Registered Owner. The Debt Securities will be issued as fully registered securities in the name of Cede & Co., which is DTC’s partnership nominee. The Trustee will deposit the Global Securities with the depositary. The deposit with the depositary and registration in the name of Cede & Co. will not change the nature of the actual purchaser’s ownership interest in the Debt Securities.

     DTC’s Organization. DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of that law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

     DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Other entities may access DTC’s system by clearing transactions through or maintaining a custodial relationship with direct participants. The rules applicable to DTC and its participants are on file with the SEC.

     DTC’s Activities. DTC holds securities that its participants deposit with it. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts. Doing so eliminates the need for physical movement of securities certificates.

     Participants’ Records. Except as otherwise provided in this prospectus or a prospectus supplement, purchases of Debt Securities must be made by or through a direct participant, which will receive a credit for the Debt Securities on the depositary’s records. The purchaser’s interest is in turn to be recorded on the participants’ records. Actual purchasers will not receive written confirmation from the depositary of their purchase, but they generally receive confirmations along with periodic statements of their holdings from the participants through which they entered into the transaction.

     Transfers of interest in the Global Securities will be made on the books of the participants on behalf of the actual purchasers. Certificates representing the interest in Debt Securities will not be issued except as specified above.

     The depositary has no knowledge of the actual purchasers of Global Securities. The depositary’s records only reflect the identity of the direct participants, who are responsible for keeping account of their holdings on behalf of their customers.

15

     Notices Among the Depositary, Participants and Actual Owners. Notices and other communications by the depositary, its participants and the actual purchasers will be governed by arrangements among them, subject to any legal requirements in effect. Any redemption notices will be sent to DTC. If less than all of the Debt Securities of any series is being redeemed, DTC’s practice is to reduce by lot the amount of the interests of participants in those Debt Securities. A beneficial owner shall give notice of any option to elect to have its book-entry securities repaid by us, through its participant, to the Trustee, and shall effect delivery of such book-entry securities by causing the participant to transfer the participant’s interest in the Global Security or Securities representing such book-entry securities, on DTC’s records, to the Trustee. The requirement for physical delivery of book-entry securities in connection with a demand for repayment will be deemed satisfied when the ownership rights in the Global Security or Securities representing such book-entry securities are transferred by participants on DTC’s records and followed by a book-entry credit of tendered securities to the Trustee’s DTC account.

     Voting Procedures. Neither DTC nor Cede & Co. will give consents for or vote the Global Securities. The depositary generally mails an omnibus proxy to us just after the applicable record date. That proxy assigns Cede & Co.’s voting rights to the direct participants to whose accounts the Debt Securities are credited at that time.

     Payments. Principal, premium, if any, and interest payments made by us will be delivered to the depositary. DTC’s practice is to credit direct participants’ accounts on the applicable payment date unless it has reason to believe that it will not receive payment on that date. Payments by participants to actual purchasers will be governed by standing instructions and customary practices, as is the case with securities held for customers in bearer form or registered in “street name.” Those payments will be the responsibility of that participant and not the depositary, the Trustee or us, subject to any legal requirements in effect at that time.

     We are responsible for payment of principal, interest and premium, if any, to the Trustee who is responsible for paying it to the depositary. The depositary is responsible for disbursing those payments to direct participants. The participants are responsible for disbursing payments to the actual purchasers.

     Discontinuation of DTC’s Services. DTC may discontinue providing its services as securities depositary with respect to the Debt Securities at any time by giving reasonable notice to the applicable Paying Agent or us. Under such circumstances, in the event that a successor securities depositary is not appointed, Debt Security certificates are required to be printed and delivered.

     We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, Debt Security certificates will be printed and delivered.

     The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources (including DTC) that we believe to be reliable, but we take no responsibility for the accuracy thereof.

     Unless stated otherwise in the prospectus supplement, the underwriters or agents with respect to a series of Debt Securities issued as Global Securities will be direct participants in DTC.

     None of any underwriter or agent, the Trustee, the Paying Agent or us will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Resignation and Removal of Trustee

     The Trustee may resign or be removed with respect to one or more series of Indenture Securities and a successor Trustee may be appointed to act with respect to such series. (Section 608) In the event that two or more persons are acting as Trustee with respect to different series of Indenture Securities under the Indenture, each such Trustee shall be a Trustee of a trust thereunder separate and apart from the trust administered by any other such Trustee (Section 609), and any action described herein to be taken by the Trustee may then be taken by each such Trustee with respect to, and only with respect to, the one or more series of Indenture Securities for which it is Trustee.

The Trustee

     We maintain ordinary banking relationships with US Bank National Association, including credit facilities and lines of credit. US Bank National Association also serves as trustee under the Indenture dated August 1, 1924, with respect to our First and Refunding Mortgage Bonds and under other indentures under which we or our affiliates are the obligor.

16

PLAN OF DISTRIBUTION

     We may sell the Debt Securities directly to purchasers or indirectly through underwriters, dealers or agents. The names of any such underwriters, dealers or agents will be set forth in the relevant prospectus supplement. We will also set forth in the relevant prospectus supplement:

  the terms of the offering of the Debt Securities;

  the proceeds we will receive from the offering;

  any underwriting discounts and other items constituting underwriters’ compensation;

  any initial public offering price;

  any discounts or concessions allowed or reallowed or paid to dealers; and

  any securities exchanges on which we may list the Debt Securities.

     We may distribute the Debt Securities from time to time in one or more transactions at:

  a fixed price;

  prices that may be changed;

  market prices at the time of sale;

  prices related to prevailing market prices; or

  negotiated prices.

     We will describe the method of distribution in the relevant prospectus supplement.

     If we use underwriters with respect to an offering of the Debt Securities, we will set forth in the relevant prospectus supplement:

  the name of the managing underwriter, if any;

  the name of any other underwriters; and

  the terms of the transaction, including any underwriting discounts and other items constituting compensation of the underwriters and dealers, if any.

     The underwriters will acquire any Debt Securities for their own accounts and they may resell the Debt Securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price and at varying prices determined at the time of sale.

     Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. We anticipate that any underwriting agreement pertaining to any Debt Securities will:

  entitle the underwriters to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters may be required to make related to any such civil liability;

  subject the obligations of the underwriters to certain conditions precedent; and

  obligate the underwriters to purchase all Debt Securities offered in a particular offering if any such Debt Securities are purchased.

     If we use a dealer in an offering of the Debt Securities, we will sell such Debt Securities to the dealer, as principal. The dealer may then resell the Debt Securities to the public at varying prices to be determined by such dealer at the time of resale. We will set forth the name of the dealer and the terms of the transaction in the prospectus supplement.

     If we use an agent in an offering of the Debt Securities, we will name the agent and describe the terms of the agency in the relevant prospectus supplement. Unless we indicate otherwise in the prospectus supplement, we will require an agent to act on a best efforts basis for the period of its appointment.

     Dealers and agents named in a prospectus supplement may be considered underwriters of the Debt Securities described in the prospectus supplement under the Securities Act. We may indemnify them against certain civil liabilities under the Securities Act.

17

     In the ordinary course of business, we may engage in transactions with underwriters, dealers, agents and their affiliates and they may perform services for us.

     We may solicit offers to purchase the Debt Securities and make sales directly to institutional investors or others who may be considered underwriters under the Securities Act with respect to such sales. We will describe the terms of any such offer in the relevant prospectus supplement. We may also sell the Debt Securities through competitive bidding procedures described in the relevant prospectus supplement.

     If we authorize underwriters or other agents to solicit offers to purchase the Debt Securities from institutional investors pursuant to contracts providing for payment and delivery at a future date, we will indicate that we are doing so in the relevant prospectus supplement.

     Each series of Debt Securities will be a new issue and will have no established trading market. We may elect to list any series of new Debt Securities on an exchange, but unless we advise you differently in the prospectus supplement, we have no obligation to cause any Debt Securities to be so listed. Any underwriters that purchase Debt Securities for public offering and sale may make a market in the Debt Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We make no assurance as to the liquidity of, or the development or maintenance of, any trading markets for any Debt Securities.

LEGAL OPINIONS

     The validity of the Debt Securities will be passed upon for us by James T. Foran, Esquire, our General Corporate Counsel, David P. Falck, Senior Vice President — Law of our affiliate, PSEG Services Corporation, or R. Edwin Selover, Esquire, our Executive Vice President and General Counsel. Sidley Austin LLP, New York, New York will act as counsel for any underwriters, dealers or agents and may rely on the opinion of Mr. Foran, Mr. Falck or Mr. Selover as to matters of New Jersey law.

EXPERTS

     The consolidated financial statements and the related consolidated financial statement schedule, incorporated in this prospectus by reference from our Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is Incorporated herein by reference. Such consolidated financial statements and consolidated financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

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PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

     The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates.

SEC registration fee	$	*
Printing and engraving		50,000
Legal fees and expenses		150,000
Fees of accountants		150,000
Fees of trustees and transfer agents		75,000
Blue sky fees and expenses		25,000
Rating agency fees	1,000,000
Miscellaneous		50,000

Total		$1,500,000

*	To be paid on a pay as we go basis.

Item 15. Indemnification of Directors and Officers.

     Under Section 14A:3-5 of the New Jersey Business Corporation Act, PSE&G

     (1) has power to indemnify each of its directors and officers (as well as its employees and agents) against expenses and liabilities in connection with any proceeding involving him by reason of his being or having been such director or officer, other than a proceeding by or in the right of PSE&G, if (a) such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to PSE&G’s best interest, and (b) with respect to any criminal proceeding, such director or officer had no reasonable cause to believe his conduct was unlawful;

     (2) has power to indemnify each of its directors and officers against expenses in connection with any proceeding by or in the right of PSE&G to procure a judgment in its favor which involves such director or officer by reason of his being or having been such director or officer, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of PSE&G; however, in such proceeding no indemnification may be provided in respect to any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to PSE&G, unless and only to the extent that the court determines that the director or officer is fairly reasonably entitled to indemnity for such expenses as the court shall deem proper;

     (3) must indemnify each director and officer against expenses to the extent that he has been successful on the merits or otherwise in any proceeding referred to in (1) and (2) above or in defense of any claim, issue or matter therein; and

     (4) has power to purchase and maintain insurance on behalf of a director or officer against any expenses incurred in any proceeding and any liabilities asserted against him by reason of his being or having been a director or officer, whether or not PSE&G would have the power to indemnify him against such expenses and liabilities under the statute.

     As used in the statute, expenses means reasonable costs, disbursements and counsel fees, liabilities means amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties, and proceeding means any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding.

     Indemnification may be awarded by a court under (1) or (2) as well as under (3) above, notwithstanding a prior determination by PSE&G that the director or officer has not met the applicable standard of conduct.

     Indemnification under the statute does not exclude any other rights to which a director or officer may be entitled under a certificate of incorporation, by-law, or otherwise.

     Article 8, Section 1 of PSE&G’s Certificate of Amendment of Certificate of Incorporation provides as follows:

     1. Indemnification:

     The corporation shall indemnify to the full extent from time to time permitted by law any person made, or threatened to be made, a party to any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit, or proceeding and any appeal therein (and any inquiry or investigation which could lead to such action, suit or proceeding) by reason of the fact that he is or was a director, officer or employee of the corporation or serves or served any PSE&G subsidiary as a director, officer or employee at the request of the corporation. Such right of indemnification shall inure to the benefit of the legal representative of any such person.

     Article 8, Section 2 of PSE&G’s Certificate of Amendment of Certificate of Incorporation provides as follows:

     2. Limitation of Liability:

     To the full extent from time to time permitted by law, directors and officers of the corporation shall not be personally liable to the corporation or its shareholders for damages for breach of any duty owed to the corporation or its shareholders. No amendment or repeal of this provision shall adversely affect any right or protection of a director or officer of the corporation existing at the time of such amendment or repeal.

     Each form of underwriting agreement and distribution agreement between PSE&G and the underwriters or agents, as applicable, contains a provision under which each underwriter or agent agrees to indemnify the directors of PSE&G and each of its officers who signed the registration statement against certain liabilities which might arise under the Securities Act of 1933 from information furnished to PSE&G in writing by or on behalf of such underwriter or agent.

     The directors and officers of PSE&G are insured under policies of insurance, within the limits and subject to the limitations of the policies, against claims made against them for acts in the discharge of their duties, and PSE&G is insured to the extent that it is required or permitted by law to indemnify the directors and officers for such loss. The premiums for such insurance are paid by PSE&G.

Item 16. List of Exhibits.

Exhibit

1-1	Form of Underwriting Agreement for Cumulative Preferred Stock.[1]
1-2	Form of Underwriting Agreement for First and Refunding Mortgage Bonds.[1]
1-3	Form of Distribution Agreement for Secured Medium-Term Notes.[1]
1-4	Form of Underwriting Agreement for Senior Debt Securities.[1]
3-1a	Restated Certificate of Incorporation of PSE&G, effective May 1, 1986.[2]
3-1b	Certificate of Amendment of Restated Certificate of Incorporation of PSE&G filed February 18, 1987 with the State of New Jersey adopting limitation of liability provisions in accordance with an amendment to New Jersey Business Corporation Act.[3]
3-1c	Certificate of Amendment of Restated Certificate of Incorporation of PSE&G filed June 17, 1992 with the State of New Jersey, establishing the 7.44% Cumulative Preferred Stock as a series of the Preferred Stock of PSE&G.[4]
3-1d	Certificate of Amendment of Restated Certificate of Incorporation of PSE&G filed March 11, 1993 with the State of New Jersey, establishing the 5.97% Cumulative Preferred Stock as a series of the Preferred Stock of PSE&G.[5]
3-1e	Certificate of Amendment of Restated Certificate of Incorporation of PSE&G filed January 27, 1995 with the State of New Jersey, establishing the 6.92% Cumulative Preferred Stock and the 6.75% Cumulative Preferred Stock as series of the Preferred Stock of PSE&G.[6]
3-1f	Form of Certificate of Amendment of Restated Certificate of Incorporation of PSE&G establishing the New Preferred Stock as a series of the Preferred Stock of PSE&G.[7]

Exhibit

3-1g	By-Laws of PSE&G as in effect April 17, 2007.[8]
4-1	Indenture between PSE&G and US Bank National Association (successor to Fidelity Union Trust Company), as Trustee, dated August 1, 1924, securing First and Refunding Mortgage Bonds.[9]
4-2	Indenture Supplemental to Exhibit 4-1, dated April 1, 1927.[10]
4-3	Indenture Supplemental to Exhibit 4-1, dated June 1, 1937.[11]
4-4	Indenture Supplemental to Exhibit 4-1, dated July 1, 1937.[12]
4-5	Indenture Supplemental to Exhibit 4-1, dated December 19, 1939.[13]
4-6	Indenture Supplemental to Exhibit 4-1, dated March 1, 1942.[14]
4-7	Indenture Supplemental to Exhibit 4-1, dated June 1, 1991 (No. 1).[15]
4-8	Indenture Supplemental to Exhibit 4-1, dated July 1, 1993.[16]
4-9	Indenture Supplemental to Exhibit 4-1, dated September 1, 1993.[17]
4-10	Indenture Supplemental to Exhibit 4-1, dated February 1, 1994.[18]
4-11	Indenture Supplemental to Exhibit 4-1, dated March 1, 1994 (No. 2).[19]
4-12	Indenture Supplemental to Exhibit 4-1, dated May 1, 1994.[20]
4-13	Indenture Supplemental to Exhibit 4-1, dated October 1, 1994 (No. 2).[21]
4-14	Indenture Supplemental to Exhibit 4-1, dated January 1, 1996 (No.1).[22]
4-15	Indenture Supplemental to Exhibit 4-1, dated January 1, 1996 (No. 2).[23]
4-16	Indenture Supplemental to Exhibit 4-1, dated May 1, 1998.[24]
4-17	Indenture Supplemental to Exhibit 4-1, dated September 1, 2002.[25]
4-18	Indenture Supplemental to Exhibit 4-1, dated August 1, 2003.[26]
4-19	Indenture Supplemental to Exhibit 4-1, dated December 1, 2003 (No. 1).[27]
4-20	Indenture Supplemental to Exhibit 4-1, dated December 1, 2003 (No. 2).[28]
4-21	Indenture Supplemental to Exhibit 4-1, dated December 1, 2003 (No. 3).[29]
4-22	Indenture Supplemental to Exhibit 4-1, dated December 1, 2003 (No. 4).[30]
4-23	Indenture Supplemental to Exhibit 4-1, dated June 1, 2004.[31]
4-24	Indenture Supplemental to Exhibit 4-1, dated August 1, 2004 (No. 1).[32]
4-25	Indenture Supplemental to Exhibit 4-1, dated August 1, 2004 (No. 2).[33]
4-26	Indenture Supplemental to Exhibit 4-1, dated August 1, 2004 (No. 3).[34]
4-27	Indenture Supplemental to Exhibit 4-1, dated August 1, 2004 (No. 4).[35]
4-28	Indenture Supplemental to Exhibit 4-1, dated April 1, 2007.[36]
4-29	Indenture Supplemental to Exhibit 4-1, dated March 1, 2008.
4-30	Form of New Supplemental Indenture.
4-31	Indenture of Trust between PSE&G and The Bank of New York Mellon (successor to The Chase Manhattan Bank (National Association)), as Trustee, providing for Secured Medium-Term Notes dated July 1, 1993.[37]
4-32	Indenture dated as of December 1, 2000 between PSE&G and US Bank National Association (successor to First Union National Bank), as Trustee, providing for Senior Debt Securities.[38]
4-33	Form of First and Refunding Mortgage Bond (included as an exhibit to Exhibit 4-30).
4-34	Form of Secured Medium-Term Note (included as an exhibit to Exhibit 4-31).
4-35	Form of Senior Debt Security.[39]
5	Opinion of James T. Foran, Esquire, as to the legality of the Cumulative Preferred Stock, Mortgage Bonds, Secured Medium-Term Notes and Debt Securities to be registered hereby, including consent.
12-1	Computations of ratios of earnings to fixed charges.[40]
12-2	Computations of ratios of earnings to fixed charges and preference dividends.[41]
23-1	Consent of Independent Registered Public Accounting Firm.
23-2	Consent of James T. Foran, Esquire (included in Exhibit 5).

Exhibit

23-3	Consent of Ballard Spahr Andrews & Ingersoll, LLP.
24	Power of Attorney.
25-1	Statement of Eligibility under the Trust Indenture Act of 1939 of US Bank National Association as Trustee under the Public Service Electric and Gas Company First and Refunding Mortgage.
25-2	Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon, as Trustee under the Indenture for Secured Medium-Term Notes.
25-3	Statement of Eligibility under the Trust Indenture Act of 1939 of US Bank National Association, as Indenture Trustee under the Senior Indenture for Public Service Electric and Gas Company.

1	To be filed by amendment or pursuant to a Current Report on Form 8-K, if applicable.

2	Filed as Exhibit 3a with Quarterly Report on Form 10-Q, File No. 001-00973, for the Quarter ended June 30, 1986, on August 28, 1986 and incorporated herein by this reference.

3	Filed as Exhibit 3a(2) with Annual Report on Form 10-K, File No. 001-00973, for the Year ended December 31, 1987, on March 28, 1988 and incorporated herein by this reference.

4	Filed as Exhibit 3a(3) on Form 8-A, File No. 001-00973, on February 4, 1994 and incorporated herein by this reference.

5	Filed as Exhibit 3a(4) on Form 8-A, File No. 001-00973, on February 4, 1994 and incorporated herein by this reference.

6	Filed as Exhibit 3a(5) on Form 8-A, File No. 001-00973, on February 4, 1994 and incorporated herein by this reference.

7	Filed as Exhibit 3.1E to Registration Statement on Form S-3, No. 333-115100, and incorporated herein by this reference.

8	Filed as Exhibit 3.3 with Quarterly Report on Form 10-Q for the Quarter ended March 31, 2007, File No. 001-00973, on May 4, 2007 and incorporated herein by this reference.

9	Filed as Exhibit 4b(1) with Annual Report on Form 10-K for the Year ended December 31, 1980, File No. 001-00973, on February 18, 1981 and incorporated herein by this reference.

10	Filed as Exhibit 4b(2) with Annual Report on Form 10-K for the Year ended December 31, 1980, File No. 001-00973, on February 18, 1981 and incorporated herein by this reference.

11	Filed as Exhibit 4b(3) with Annual Report on Form 10-K for the Year ended December 31, 1980, File No. 001-00973, on February 18, 1981 and incorporated herein by this reference.

12	Filed as Exhibit 4b(4) with Annual Report on Form 10-K for the Year ended December 31, 1980, File No. 001-00973, on February 18, 1981 and incorporated herein by this reference.

13	Filed as Exhibit 4b(5) with Annual Report on Form 10-K for the Year ended December 31, 1980, File No. 001-00973, on February 18, 1981 and incorporated herein by this reference.

14	Filed as Exhibit 4b(6) with Annual Report on Form 10-K for the Year ended December 31, 1980, File No. 001-00973, on February 18, 1981 and incorporated herein by this reference.

15	Filed as Exhibit 4(i) on Form 8-A, File No. 001-00973, on July 1, 1991 and incorporated herein by this reference.

16	Filed as Exhibit 4(ii) on Form 8-A, File No. 001-00973, on May 25, 1993 and incorporated herein by this reference.

17	Filed as Exhibit 4(i) on Current Report on Form 8-K, File No. 001-00973, on December 1, 1993 and incorporated herein by this reference.

18	Filed as Exhibit 4(a)(1) on Form 8-A, File No. 001-00973, on February 4, 1994 and incorporated herein by this reference.

19	Filed as Exhibit 4(a)(3) on Form 8-A, File No. 001-00973, on March 15, 1994 and incorporated herein by this reference.

20	Filed as Exhibit 4a(88) with Quarterly Report on Form 10-Q for the Quarter ended September 30, 1994, File No. 001-00973, on November 8, 1994 and incorporated herein by this reference.

21	Filed as Exhibit 4a(91) with Quarterly Report on Form 10-Q for the Quarter ended September 30, 1994, File No. 001-00973, on November 8, 1994 and incorporated herein by this reference.

22	Filed as Exhibit 4(a)(2) on Form 8-A, File No. 001-00973, on January 26, 1996 and incorporated herein by this reference.

23	Filed as Exhibit 4(a)(3) on Form 8-A, File No. 001-00973, on January 26, 1996 and incorporated herein by this reference.

24	Filed as Exhibit 4(a)(2) on Form 8-A, File No. 001-00973, on May 15, 1998 and incorporated herein by this reference.

25	Filed as Exhibit 4a(97) with Annual Report on Form 10-K for the Year ended December 31, 2002, File No. 001-00973, on February 26, 2003 and incorporated herein by this reference.

26	Filed as Exhibit 4a(98) with Annual Report on Form 10-K for the Year ended December 31, 2003, File No. 001-00973, on February 25, 2004 and incorporated herein by this reference.

27	Filed as Exhibit 4a(99) with Annual Report on Form 10-K for the Year ended December 31, 2003, File No. 001-00973, on February 25, 2004 and incorporated herein by this reference.

28	Filed as Exhibit 4a(100) with Annual Report on Form 10-K for the Year ended December 31, 2003, File No. 001-00973, on February 25, 2004 and incorporated herein by this reference.

29	Filed as Exhibit 4a(101) with Annual Report on Form 10-K for the Year ended December 31, 2003, File No. 001-00973, on February 25, 2004 and incorporated herein by this reference.

30	Filed as Exhibit 4a(102) with Annual Report on Form 10-K for the Year ended December 31, 2003, File No. 001-00973, on February 25, 2004 and incorporated herein by this reference.

31	Filed as Exhibit 4 with Quarterly Report on Form 10-Q for the Quarter ended June 30, 2004, File No. 001-00973, on August 3, 2004 and incorporated herein by this reference.

32	Filed as Exhibit 4a(25) with Annual Report on Form 10-K for the Year ended December 31, 2004, File No. 001-00973, on March 1, 2005 and incorporated herein by this reference.

33	Filed as Exhibit 4a(26) with Annual Report on Form 10-K for the Year ended December 31, 2004, File No. 001-00973, on March 1, 2005 and incorporated herein by this reference.

34	Filed as Exhibit 4a(27) with Annual Report on Form 10-K for the Year ended December 31, 2004, File No. 001-00973, on March 1, 2005 and incorporated herein by this reference.

35	Filed as Exhibit 4a(28) with Annual Report on Form 10-K for the Year ended December 31, 2004, File No. 001-00973, on March 1, 2005 and incorporated herein by this reference.

36	Filed as Exhibit 4a(28) with Annual Report on Form 10-K for the Year ended December 31, 2007, File No. 001-00973, on February 28, 2008 and incorporated herein by this reference.

37	Filed as Exhibit 4 on Current Report on Form 8-K, File No. 001-00973, on December 1, 1993 and incorporated herein by this reference.

38	Filed as Exhibit 4-6 to Registration Statement on Form S-3, No. 333-76020, and incorporated herein by this reference.

39	Filed as Exhibit 4-7 to Registration Statement on Form S-3, No. 333-76020, and incorporated herein by this reference.

40	Filed as Exhibit 12.2 to Quarterly Report on Form 10-Q for the Quarter ended September 30, 2008, File No. 001-00973, on October 31, 2008 and incorporated herein by this reference.

41	Filed as Exhibit 12.3 to Quarterly Report on Form 10-Q for the Quarter ended September 30, 2008, File No. 001-00973, on October 31, 2008 and incorporated herein by this reference.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(3)(a) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by such undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officer and controlling persons of such registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant, Public Service Electric and Gas Company, certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of New Jersey, on this 26th day of November, 2008.

Public Service Electric and Gas Company
BY:	/S/ MORTON A. PLAWNER

Morton A. Plawner
Vice President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacity and on the date indicated.

Signature	Capacity	Date

/s/ Thomas M. O’Flynn	Principal Financial Officer	November 26, 2008

Thomas M. O’Flynn

     This Registration Statement has also been signed by Thomas M. O’Flynn, Attorney-in-Fact, on behalf of the following persons in the capacities indicated on November 26, 2008.

Name	Capacity

Ralph Izzo	Principal Executive Officer and Director
Derek M. DiRisio	Principal Accounting Officer
Caroline Dorsa	Director
Albert R. Gamper, Jr.	Director
Conrad K. Harper	Director

BY:	/S/ THOMAS M. O’FLYNN

Thomas M. O’Flynn
Attorney-in-Fact

EXHIBIT INDEX

Exhibit

1-1	Form of Underwriting Agreement for Cumulative Preferred Stock.[1]
1-2	Form of Underwriting Agreement for First and Refunding Mortgage Bonds.[1]
1-3	Form of Distribution Agreement for Secured Medium-Term Notes.[1]
1-4	Form of Underwriting Agreement for Senior Debt Securities.[1]
3-1a	Restated Certificate of Incorporation of PSE&G, effective May 1, 1986.[2]
3-1b	Certificate of Amendment of Restated Certificate of Incorporation of PSE&G filed February 18, 1987 with the State of New Jersey adopting limitation of liability provisions in accordance with an amendment to New Jersey Business Corporation Act.[3]
3-1c	Certificate of Amendment of Restated Certificate of Incorporation of PSE&G filed June 17, 1992 with the State of New Jersey, establishing the 7.44% Cumulative Preferred Stock as a series of the Preferred Stock of PSE&G.[4]
3-1d	Certificate of Amendment of Restated Certificate of Incorporation of PSE&G filed March 11, 1993 with the State of New Jersey, establishing the 5.97% Cumulative Preferred Stock as a series of the Preferred Stock of PSE&G.[5]
3-1e	Certificate of Amendment of Restated Certificate of Incorporation of PSE&G filed January 27, 1995 with the State of New Jersey, establishing the 6.92% Cumulative Preferred Stock and the 6.75% Cumulative Preferred Stock as series of the Preferred Stock of PSE&G.[6]
3-1f	Form of Certificate of Amendment of Restated Certificate of Incorporation of PSE&G establishing the New Preferred Stock as a series of the Preferred Stock of PSE&G.[7]
3-1g	By-Laws of PSE&G as in effect April 17, 2007.[8]
4-1	Indenture between PSE&G and US Bank National Association (successor to Fidelity Union Trust Company), as Trustee, dated August 1, 1924, securing First and Refunding Mortgage Bonds.[9]
4-2	Indenture Supplemental to Exhibit 4-1, dated April 1, 1927.[10]
4-3	Indenture Supplemental to Exhibit 4-1, dated June 1, 1937.[11]
4-4	Indenture Supplemental to Exhibit 4-1, dated July 1, 1937.[12]
4-5	Indenture Supplemental to Exhibit 4-1, dated December 19, 1939.[13]
4-6	Indenture Supplemental to Exhibit 4-1, dated March 1, 1942.[14]
4-7	Indenture Supplemental to Exhibit 4-1, dated June 1, 1991 (No. 1).[15]
4-8	Indenture Supplemental to Exhibit 4-1, dated July 1, 1993.[16]
4-9	Indenture Supplemental to Exhibit 4-1, dated September 1, 1993.[17]
4-10	Indenture Supplemental to Exhibit 4-1, dated February 1, 1994.[18]
4-11	Indenture Supplemental to Exhibit 4-1, dated March 1, 1994 (No. 2).[19]
4-12	Indenture Supplemental to Exhibit 4-1, dated May 1, 1994.[20]
4-13	Indenture Supplemental to Exhibit 4-1, dated October 1, 1994 (No. 2).[21]
4-14	Indenture Supplemental to Exhibit 4-1, dated January 1, 1996 (No.1).[22]
4-15	Indenture Supplemental to Exhibit 4-1, dated January 1, 1996 (No. 2).[23]
4-16	Indenture Supplemental to Exhibit 4-1, dated May 1, 1998.[24]
4-17	Indenture Supplemental to Exhibit 4-1, dated September 1, 2002.[25]
4-18	Indenture Supplemental to Exhibit 4-1, dated August 1, 2003.[26]
4-19	Indenture Supplemental to Exhibit 4-1, dated December 1, 2003 (No. 1).[27]
4-20	Indenture Supplemental to Exhibit 4-1, dated December 1, 2003 (No. 2).[28]
4-21	Indenture Supplemental to Exhibit 4-1, dated December 1, 2003 (No. 3).[29]
4-22	Indenture Supplemental to Exhibit 4-1, dated December 1, 2003 (No. 4).[30]
4-23	Indenture Supplemental to Exhibit 4-1, dated June 1, 2004.[31]
4-24	Indenture Supplemental to Exhibit 4-1, dated August 1, 2004 (No. 1).[32]

Exhibit

4-25	Indenture Supplemental to Exhibit 4-1, dated August 1, 2004 (No. 2).[33]
4-26	Indenture Supplemental to Exhibit 4-1, dated August 1, 2004 (No. 3).[34]
4-27	Indenture Supplemental to Exhibit 4-1, dated August 1, 2004 (No. 4).[35]
4-28	Indenture Supplemental to Exhibit 4-1, dated April 1, 2007.[36]
4-29	Indenture Supplemental to Exhibit 4-1, dated March 1, 2008.
4-30	Form of New Supplemental Indenture.
4-31	Indenture of Trust between PSE&G and The Bank of New York Mellon (successor to The Chase Manhattan Bank (National Association)), as Trustee, providing for Secured Medium-Term Notes dated July 1, 1993.[37]
4-32	Indenture dated as of December 1, 2000 between PSE&G and US Bank National Association (successor to First Union National Bank), as Trustee, providing for Senior Debt Securities.[38]
4-33	Form of First and Refunding Mortgage Bond (included as an exhibit to Exhibit 4-30).
4-34	Form of Secured Medium-Term Note (included as an exhibit to Exhibit 4-31).
4-35	Form of Senior Debt Security.[39]
5	Opinion of James T. Foran, Esquire, as to the legality of the Cumulative Preferred Stock, Mortgage Bonds, Secured Medium-Term Notes and Debt Securities to be registered hereby, including consent.
12-1	Computations of ratios of earnings to fixed charges.[40]
12-2	Computations of ratios of earnings to fixed charges and preference dividends.[41]
23-1	Consent of Independent Registered Public Accounting Firm.
23-2	Consent of James T. Foran, Esquire (included in Exhibit 5).
23-3	Consent of Ballard Spahr Andrews & Ingersoll, LLP.
24	Power of Attorney.
25-1	Statement of Eligibility under the Trust Indenture Act of 1939 of US Bank National Association as Trustee under the Public Service Electric and Gas Company First and Refunding Mortgage.
25-2	Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon, as Trustee under the Indenture for Secured Medium-Term Notes.
25-3	Statement of Eligibility under the Trust Indenture Act of 1939 of US Bank National Association, as Indenture Trustee under the Senior Indenture for Public Service Electric and Gas Company.

1	To be filed by amendment or pursuant to a Current Report on Form 8-K, if applicable.

2	Filed as Exhibit 3a with Quarterly Report on Form 10-Q, File No. 001-00973, for the Quarter ended June 30, 1986, on August 28, 1986 and incorporated herein by this reference.

3	Filed as Exhibit 3a(2) with Annual Report on Form 10-K, File No. 001-00973, for the Year ended December 31, 1987, on March 28, 1988 and incorporated herein by this reference.

4	Filed as Exhibit 3a(3) on Form 8-A, File No. 001-00973, on February 4, 1994 and incorporated herein by this reference.

5	Filed as Exhibit 3a(4) on Form 8-A, File No. 001-00973, on February 4, 1994 and incorporated herein by this reference.

6	Filed as Exhibit 3a(5) on Form 8-A, File No. 001-00973, on February 4, 1994 and incorporated herein by this reference.

7	Filed as Exhibit 3.1E to Registration Statement on Form S-3, No. 333-115100, and incorporated herein by this reference.

8	Filed as Exhibit 3.3 with Quarterly Report on Form 10-Q for the Quarter ended March 31, 2007, File No. 001-00973, on May 4, 2007 and incorporated herein by this reference.

9	Filed as Exhibit 4b(1) with Annual Report on Form 10-K for the Year ended December 31, 1980, File No. 001-00973, on February 18, 1981 and incorporated herein by this reference.

10	Filed as Exhibit 4b(2) with Annual Report on Form 10-K for the Year ended December 31, 1980, File No. 001-00973, on February 18, 1981 and incorporated herein by this reference.

11	Filed as Exhibit 4b(3) with Annual Report on Form 10-K for the Year ended December 31, 1980, File No. 001-00973, on February 18, 1981 and incorporated herein by this reference.

12	Filed as Exhibit 4b(4) with Annual Report on Form 10-K for the Year ended December 31, 1980, File No. 001-00973, on February 18, 1981 and incorporated herein by this reference.

13	Filed as Exhibit 4b(5) with Annual Report on Form 10-K for the Year ended December 31, 1980, File No. 001-00973, on February 18, 1981 and incorporated herein by this reference.

14	Filed as Exhibit 4b(6) with Annual Report on Form 10-K for the Year ended December 31, 1980, File No. 001-00973, on February 18, 1981 and incorporated herein by this reference.

15	Filed as Exhibit 4(i) on Form 8-A, File No. 001-00973, on July 1, 1991 and incorporated herein by this reference.

16	Filed as Exhibit 4(ii) on Form 8-A, File No. 001-00973, on May 25, 1993 and incorporated herein by this reference.

17	Filed as Exhibit 4(i) on Current Report on Form 8-K, File No. 001-00973, on December 1, 1993 and incorporated herein by this reference.

18	Filed as Exhibit 4(a)(1) on Form 8-A, File No. 001-00973, on February 4, 1994 and incorporated herein by this reference.

19	Filed as Exhibit 4(a)(3) on Form 8-A, File No. 001-00973, on March 15, 1994 and incorporated herein by this reference.

20	Filed as Exhibit 4a(88) with Quarterly Report on Form 10-Q for the Quarter ended September 30, 1994, File No. 001-00973, on November 8, 1994 and incorporated herein by this reference.

21	Filed as Exhibit 4a(91) with Quarterly Report on Form 10-Q for the Quarter ended September 30, 1994, File No. 001-00973, on November 8, 1994 and incorporated herein by this reference.

22	Filed as Exhibit 4(a)(2) on Form 8-A, File No. 001-00973, on January 26, 1996 and incorporated herein by this reference.

23	Filed as Exhibit 4(a)(3) on Form 8-A, File No. 001-00973, on January 26, 1996 and incorporated herein by this reference.

24	Filed as Exhibit 4(a)(2) on Form 8-A, File No. 001-00973, on May 15, 1998 and incorporated herein by this reference.

25	Filed as Exhibit 4a(97) with Annual Report on Form 10-K for the Year ended December 31, 2002, File No. 001-00973, on February 26, 2003 and incorporated herein by this reference.

26	Filed as Exhibit 4a(98) with Annual Report on Form 10-K for the Year ended December 31, 2003, File No. 001-00973, on February 25, 2004 and incorporated herein by this reference.

27	Filed as Exhibit 4a(99) with Annual Report on Form 10-K for the Year ended December 31, 2003, File No. 001-00973, on February 25, 2004 and incorporated herein by this reference.

28	Filed as Exhibit 4a(100) with Annual Report on Form 10-K for the Year ended December 31, 2003, File No. 001-00973, on February 25, 2004 and incorporated herein by this reference.

29	Filed as Exhibit 4a(101) with Annual Report on Form 10-K for the Year ended December 31, 2003, File No. 001-00973, on February 25, 2004 and incorporated herein by this reference.

30	Filed as Exhibit 4a(102) with Annual Report on Form 10-K for the Year ended December 31, 2003, File No. 001-00973, on February 25, 2004 and incorporated herein by this reference.

31	Filed as Exhibit 4 with Quarterly Report on Form 10-Q for the Quarter ended June 30, 2004, File No. 001-00973, on August 3, 2004 and incorporated herein by this reference.

32	Filed as Exhibit 4a(25) with Annual Report on Form 10-K for the Year ended December 31, 2004, File No. 001-00973, on March 1, 2005 and incorporated herein by this reference.

33	Filed as Exhibit 4a(26) with Annual Report on Form 10-K for the Year ended December 31, 2004, File No. 001-00973, on March 1, 2005 and incorporated herein by this reference.

34	Filed as Exhibit 4a(27) with Annual Report on Form 10-K for the Year ended December 31, 2004, File No. 001-00973, on March 1, 2005 and incorporated herein by this reference.

35	Filed as Exhibit 4a(28) with Annual Report on Form 10-K for the Year ended December 31, 2004, File No. 001-00973, on March 1, 2005 and incorporated herein by this reference.

36	Filed as Exhibit 4a(28) with Annual Report on Form 10-K for the Year ended December 31, 2007, File No. 001-00973, on February 28, 2008 and incorporated herein by this reference.

37	Filed as Exhibit 4 on Current Report on Form 8-K, File No. 001-00973, on December 1, 1993 and incorporated herein by this reference.

38	Filed as Exhibit 4-6 to Registration Statement on Form S-3, No. 333-76020, and incorporated herein by this reference.

39	Filed as Exhibit 4-7 to Registration Statement on Form S-3, No. 333-76020, and incorporated herein by this reference.

40	Filed as Exhibit 12.2 to Quarterly Report on Form 10-Q for the Quarter ended September 30, 2008, File No. 001-00973, on October 31, 2008 and incorporated herein by this reference.

41	Filed as Exhibit 12.3 to Quarterly Report on Form 10-Q for the Quarter ended September 30, 2008, File No. 001-00973, on October 31, 2008 and incorporated herein by this reference.